Exhibit 2.1

PURCHASE AND SALE AGREEMENT

BY AND AMONG

WAILEA HOTEL & BEACH RESORT, L.L.C.,

a Delaware limited liability company,

HYATT EQUITIES, LLC,

a Delaware limited liability company,

and

GRAND HYATT SF, L.L.C.,

a Delaware limited liability company,

collectively, as “Seller”

AND

HOST HOTELS & RESORTS, L.P.

a Delaware limited partnership,

as “Purchaser”

DATED AS OF February 19, 2018

ANDAZ MAUI AT WAILEA

3550 Wailea Alanui Drive, Wailea, Hawaii 96753

HYATT REGENCY COCONUT POINT

5001 Coconut Road, Bonita Springs, Florida 34134

GRAND HYATT SAN FRANCISCO

345 Stockton Street, San Francisco, CA 94108

TABLE OF CONTENTS

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of this 19th day of February, 2018 (the “Effective Date”), by and among Wailea Hotel & Beach Resort, L.L.C., a Delaware limited liability company (“Maui Seller”), Hyatt Equities, LLC, a Delaware limited liability company (“Coconut Point Seller”), and Grand Hyatt SF, L.L.C., a Delaware limited liability company, as successor by conversion to Grand Hyatt SF General Partnership, a Delaware general partnership (“SF Seller”; and together with Maui Seller and Coconut Point Seller, individually and/or collectively as the context may require, “Seller”), and Host Hotels & Resorts, L.P., a Delaware limited partnership (“Purchaser”). (Seller and Purchaser are sometimes referred to herein individually as a “Party”, and collectively as the “Parties”.)

Recitals

WHEREAS, Seller is the owner of the Property (as defined herein) relating to the hotel facility located at 3550 Wailea Alanui Drive, Wailea, Hawaii 96753, and commonly known as the Andaz Maui at Wailea (the “Maui Hotel”), the hotel facility located at 5001 Coconut Road, Bonita Springs, Florida 34134, and commonly known as the Hyatt Regency Coconut Point (the “Coconut Point Hotel”), and the hotel facility located at 345 Stockton Street, San Francisco, CA 94108, and commonly known as the “Grand Hyatt San Francisco” (the “SF Hotel”; and together with the Maui Hotel and the Coconut Point Hotel, individually and/or collectively as the context may require, the “Hotel”).

WHEREAS, Seller desires to sell the Property to Purchaser, and Purchaser desires to purchase the Property from Seller, on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. In addition to the terms defined above in the introduction and recitals to this Agreement, the following terms when used in this Agreement shall have the meanings set forth in this Section 1.1.

“Access and Indemnity Agreement” means that certain Limited Property Access Agreement among Seller and Purchaser dated as of February 19, 2018 but effective January 12, 2018.

“Accounts Receivable” means all amounts which Seller is entitled to receive from the operation of the Hotel, but are not paid as of the date preceding the Closing Date, including, without limitation, charges for the use or occupancy of any guest, conference, meeting or banquet rooms or other facilities at the Hotel, any restaurant, bar or banquet services, or any other goods or services provided by or on behalf of Seller at the Hotel, including any credit card charges and checks which Seller has submitted for payment as of the Closing.

“Affiliate” means, with respect to the Person in question, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person. For the purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question, whether by the ownership of voting securities, contract or otherwise.

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Agreement Information” has the meaning set forth in Section 7.1(a) of this Agreement.

“Anti-Money Laundering and Anti-Terrorism Laws” has the meaning set forth in Section 5.1(i)(i) of this Agreement.

“Applicable Law” means all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, and similar quasi-governmental agencies or entities, and any judgment, injunction, order, directive, decree or other judicial or regulatory requirement of any court or Governmental Authority of competent jurisdiction affecting or relating to the Person or property in question.

“Artwork Agreement” has the meaning set forth in Section 9.3(q) of this Agreement.

“Attic Stock” has the meaning set forth in Section 2.1(l) of this Agreement.

“Bookings” has the meaning set forth in Section 2.1(m) of this Agreement.

“Broker” shall mean Eastdil Secured and Jones Lang LaSalle.

“Business Day” means any day other than Saturday, Sunday or any federal legal holiday.

“Cap” has the meaning set forth in Section 5.5 of this Agreement.

“Casualty” has the meaning set forth in Section 13.1(a) of this Agreement.

“CBA Condition” has the meaning set forth in Section 7.10 of this Agreement.

“CERCLA” has the meaning set forth in the definition of “Environmental Laws.”

“Closing” has the meaning set forth in Section 9.1 of this Agreement.

“Closing Date” has the meaning set forth in Section 9.1 of this Agreement.

“Closing Documents” has the meaning set forth in Section 9.2 of this Agreement.

“Closing Escrow” has the meaning set forth in Section 9.2 of this Agreement.

“Closing Escrow Agreement” has the meaning set forth in Section 9.2 of this Agreement.

“Coconut Point Beach Access Agreements” means, collectively, (i) that certain Boat Slip Lease and Access Agreement dated as of December 16, 1998, between WCI, as landlord, and Coconut Point Seller, as tenant, a memorandum of which is recorded in the Land Records of Lee County, Florida, in O.R. Book 3052, page 1807, as affected by letters from Coconut Point Seller to WCI dated May 9, 2003 and October 16, 2008, as affected by that certain Amendment to Memorandum of Boat Slip Lease and Access Easement dated as of December 10, 2012 between WCI Communities, LLC, Coconut Point Seller and Pelican Landing Community Association, recorded in the Land Records of Lee County, Florida, as Document No. 2013000002299, (ii) that certain Boat Use and Beach Access Agreement dated as of June

7, 2002, between Pelican Landing Timeshare Ventures Limited Partnership, as developer, and Coconut Point Seller, as hotel owner, (iii) that certain Settlement Agreement dated September 20, 2001, among Community Action Fund, Inc., Coconut Point Seller, Pelican Landing Golf Resort Ventures Limited Partnership, Pelican Landing Timeshare Ventures Limited Partnership, Pelican Landing Community Association, Inc., The Residential Association, Inc., and WCI, and (iv) Marketing and Facilities Access Agreement dated December 12, 2002, between Pelican Landing Timeshare Ventures Limited Partnership, as developer, and Coconut Point Seller, as hotel owner.

“Coconut Point Beach Access Agreement Estoppel” has the meaning set forth in Section 7.14 of this Agreement.

“Coconut Point Declaration” means that certain Declaration and General Protective Covenants for Pelican’s Nest recorded as Book 2030, Page 663, as amended by that certain Amendment to Declaration and General Protective Covenants for Pelican’s Nest recorded as Book 2113, Page 2958, as amended by that certain Second Amendment to Declaration and General Protective Covenants for Pelican’s Nest recorded as Book 2147, Page 3284, as amended by that certain Amended and Restated Declaration and General Protective Covenants for Pelican Landing recorded as Book 2198, Page 1873, as amended by that certain Sixty-Eighth Supplement to the Declaration and General Protective Covenants for Pelican Landing recorded as Book 3052, Page 1817, as amended by that certain Seventy-Third Supplement to the Declaration and General Protective Covenants for Pelican Landing recorded as Book 3362, Page 2486, as amended by that certain First Amendment to the Sixty-Eighth Supplement and Seventy-Third Supplement to the Declaration and General Protective Covenants for Pelican Landing recorded as Book 3614, Page 3553, as amended by that certain Second Amendment to the Sixty-Eighth Supplement and Seventy-Third Supplement to the Declaration and General Protective Covenants for Pelican Landing recorded as Book 3778, Page 3528, as amended by that certain Third Amendment to the Sixty-Eighth Supplement and Seventy-Third Supplement to the Declaration and General Protective Covenants for Pelican Landing recorded as Document No. 2010000167214, as amended by that certain Fourth Amendment to the Sixty-Eighth Supplement and Seventy-Third Supplement to the Declaration and General Protective Covenants for Pelican Landing recorded as Document No. 2014000035791, as amended by that certain Fifth Amendment to the Sixty-Eighth Supplement and Seventy-Third Supplement to the Declaration and General Protective Covenants for Pelican Landing recorded as Document No. 2015000037557, as amended by that certain Supplemental Declaration to the Declaration and General Protective Covenants for Pelican Landing recorded as Document No. 2016000193877.

“Coconut Point Golf Access Agreement” means that certain Amended and Restated Hotel Golf Course Access Easement Agreement dated June 7, 2002, between Pelican Landing Golf Resort Ventures Limited Partnership and Coconut Point Seller, as amended by First Amendment to Amended and Restated Hotel Golf Course Access Easement Agreement dated October 3, 2016, between Pelican Landing Golf Resort Ventures Limited Partnership and Coconut Point Seller.

“Coconut Point Golf Access Agreement Estoppel” has the meaning set forth in Section 7.14 of this Agreement.

“Coconut Point Hotel” has the meaning set forth in the first Recital of this Agreement.

“Coconut Point Land” has the meaning set forth in the Section 2.1(a) of this Agreement.

“Coconut Point Existing Management Agreement” has the meaning set forth in the Section 2.2(d) of this Agreement.

“Coconut Point Personal Property” means the Coconut Point Property, other than the Coconut Point Real Property.

“Coconut Point Property” has the meaning set forth in the Section 2.1 of this Agreement.

“Coconut Point Real Property” has the meaning set forth in the Section 2.1(b) of this Agreement.

“Coconut Point Seller” has the meaning set forth in the first paragraph of this Agreement.

“Coconut Point Survey” has the meaning set forth in the Section 4.2(b) of this Agreement.

“Coconut Point Title Commitment” has the meaning set forth in the Section 4.2(a) of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations, rulings and guidance issued by the Internal Revenue Service.

“Condemnation” has the meaning set forth in Section 13.2(a) of this Agreement.

“Confidential Information” has the meaning set forth in Section 7.1(a) of this Agreement.

“Construction Agreements” has the meaning set forth in Section 2.1(p) of this Agreement.

“Contracts” means, collectively, the Equipment Leases, Construction Agreements and Operating Agreements.

“Cut-Off Time” has the meaning set forth in Section 10.1 of this Agreement.

“Deductible” has the meaning set forth in Section 5.5 of this Agreement.

“Earnest Money” has the meaning set forth in Section 3.3(a) of this Agreement.

“Earnest Money Escrow” has the meaning set forth in Section 3.3(a) of this Agreement.

“Earnest Money Escrow Agreement” has the meaning set forth in Section 3.3(a) of this Agreement.

“Effective Date” has the meaning set forth in the first paragraph of this Agreement.

“Employees” means all employees who are employed full-time or part-time at the Hotel at the time in question.

“Employee Plans” means all plans and programs maintained by or on behalf of Manager for the health, welfare or benefit of any Employees and/or their spouses, dependents or other qualified beneficiaries, including, without limitation, any multi-employer plans to which Manager contributes.

“Employer” means Manager or any other employer entity, to the extent Manager is not the employer of the Employees.

“Environmental Laws” means any Applicable Laws regulating or relating to any Hazardous Materials including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (“CERCLA”), (ii) the Resource Conservation and Recovery

Act, 42 U.S.C. § 6901 et seq. (“RCRA”), (iii) the Federal Water Pollution Control Act (Clean Water Act), 33 U.S.C. § 1251 et seq., (iv) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., (v) the Clean Air Act, 42 U.S.C. § 7401 et seq., (vi) the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq., (vii) the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., (viii) the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., (ix) the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. § 11001 et seq., (x) the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent it regulates exposure to Hazardous Materials), (xi) the California Hazardous Waste Control Law, California Health and Safety Code Sections 25100 et seq., (xii) the Porter-Cologne Water Quality Control Act, California Health and Safety Code Sections 13000 et seq., and similar state and local Applicable Law, as amended from time to time, and all regulations, rules and guidance issued pursuant thereto.

“Environmental Liabilities” means all liabilities or obligations of any kind or nature imposed on the Person in question pursuant to any Environmental Laws, including, without limitation, any (i) obligations to manage, control, contain, remove, remedy, respond to, clean up or abate any actual or potential release of Hazardous Materials or other pollution or contamination of any water, soil, sediment, air or other environmental media, whether or not located on the Real Property and whether or not arising from the operations or activities with respect to the Hotel, and (ii) liabilities or obligations with respect to the manufacture, generation, formulation, processing, use, treatment, handling, storage, disposal, distribution or transportation of any Hazardous Materials.

“Equipment Leases” has the meaning set forth in Section 2.1(h) of this Agreement.

“Escrow Agent” shall mean the Title Company.

“Exception Election Period” has the meaning set forth in Section 4.2(d) of this Agreement.

“Exchange Agreement” has the meaning set forth in Section 3.5 of this Agreement.

“Exchange Party” has the meaning set forth in Section 3.5 of this Agreement.

“Excluded IT Systems” has the meaning set forth in Section 2.2(i) of this Agreement.

“Excluded Property” has the meaning set forth in Section 2.2 of this Agreement.

“Executive Order” has the meaning set forth in Section 5.1(i)(i).

“Existing Management Agreement” has the meaning set forth in Section 2.2(d) of this Agreement.

“F&B” has the meaning set forth in Section 2.1(e) of this Agreement.

“FF&E” has the meaning set forth in Section 2.1(c) of this Agreement.

“Governmental Authority” means any federal, state or local government or other political subdivision thereof, including, without limitation, any agency or entity exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.

“Government List” means any of (i) the two lists maintained by the United States Department of Commerce (Denied Persons and Entities), (ii) the list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons), and (iii) the two lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties).

“Guest Ledger” means any and all charges accrued to the open accounts of any guests or customers at the Hotel as of the Cut-Off Time for the use and occupancy of any guest, conference, meeting or banquet rooms or other facilities at the Hotel, any restaurant, bar or banquet services, or any other goods or services provided by or on behalf of Seller.

“Hazardous Materials” means any hazardous or toxic substances, materials or waste, whether solid, semisolid, liquid or gaseous, including, without limitation, asbestos, polychlorinated biphenyls, petroleum or petroleum by-products, (excluding any substances of kinds and amounts ordinarily used or stored in similar properties for purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws) and any other material or substance which is defined as a “hazardous substance”, “hazardous waste”, “toxic waste” or “toxic substance” under any Environmental Laws.

“Hotel” has the meaning set forth in the first Recital of this Agreement.

“Improvements” has the meaning set forth in Section 2.1(b) of this Agreement.

“Inspections” has the meaning set forth in the Access and Indemnity Agreement.

“Intangible Property” has the meaning set forth in Section 2.1(k) of this Agreement.

“Inventoried Baggage” has the meaning set forth in Section 11.3 of this Agreement.

“Inventoried Safe Deposit Box” has the meaning set forth in Section 11.2 of this Agreement.

“IT Systems” shall mean all computer hardware, telecommunications and information technology systems, and computer software owned by Seller other than Proprietary Property.

“Knowledge” means (i) with respect to Seller, the actual (and not constructive) knowledge of Rob Mangiarelli, Gina Tallarico, Bryan Cordes, Noah Hoppe and Tiffany Donato, without investigation or inquiry and expressly excluding the knowledge of any other shareholder, trustee, partner, member, director, officer, manager, employee, agent or representative of Seller, Manager or any of their respective Affiliates, and (ii) with respect to Purchaser, (A) the actual knowledge of Doug Henry, Linda Laniado, Raj Contractor and Patrick Li, (B) any matter disclosed in any exhibits or schedules to this Agreement, (C) any matter disclosed in any Seller Due Diligence Materials or materials provided by Seller to Purchaser prior to the Closing that are posted to Seller’s virtual data room, (D) any matter disclosed in the Purchaser Due Diligence Reports or by the Inspections, and (E) any matter disclosed by Seller pursuant to an amendment to Seller’s representations, warranties or schedules in accordance with Section 5.2 of this Agreement.

“Land” has the meaning set forth in Section 2.1(a) of this Agreement.

“Licenses and Permits” has the meaning set forth in Section 2.1(j) of this Agreement.

“Liquor License” means, individually and/or collectively as the context may require, the licenses and permits required for the sale and service of alcoholic beverages at the Hotel.

“Local Time” shall mean with respect to each Hotel, the time zone in which such Hotel is located.

“Losses” means, with respect to the Person in question, any liability, damage, loss, cost or expense, including, without limitation, reasonable attorneys’ fees and expenses and court costs, incurred by such Person.

“Manager” means Hyatt Corporation, a Delaware corporation.

“Material Casualty” has the meaning set forth in Section 13.1(a) of this Agreement.

“Material Condemnation” has the meaning set forth in Section 13.2(a) of this Agreement.

“Material Contract” means any Contract requiring aggregate annual payments by Seller in excess of Seventy-Five Thousand Dollars ($75,000) for any year during the term of such Contract and which cannot be terminated on less than ninety (90) days’ notice.

“Maui 1975 Declaration” means that certain Declaration of Covenants and Restrictions, recorded March 11, 1975 as Land Court Document No. 713123, as amended by that certain Supplemental Declaration No. One (Lot 31-B, Map 11, Land Court Application 1804) recorded December 31, 1975 as Land Court Document No. 748896, as amended by that certain First Amendment to Supplemental Declaration No. One (Lot 31-B, Map 11, Land Court Application 1804) recorded August 2, 1976 as Land Court Document No. 775417, as amended by that certain Supplemental Declaration No. Seven (Lot 31-A, Map 11, Land Court Application 1804) recorded December 30, 1976 as Land Court Document No. 799269.

“Maui 1986 Declaration” means that certain Wailea Community Association Declaration of Covenants and Restrictions recorded December 29, 1986 as Land Court Document No. 1427923, as amended by that certain Supplemental Declaration recorded December 3, 1990 as Land Court Document No. 1785467, as amended by that certain Amendment of Wailea Community Association Declaration of Covenants and Restrictions recorded September 16, 1994 as Land Court Document No. 2180541, as amended by that certain Wailea Community Association Amended and Restated Declaration of Covenants and Restrictions recorded August 24, 1998 as Land Court Document No. 2479882.

“Maui/Coconut Point Outside Closing Date” has the meaning set forth in Section 9.1 of this Agreement.

“Maui Condo Documents” means (i) that certain Declaration of Condominium Property Regime of Wailea Beach Resort & Residences, dated as of February 29, 2012, and recorded on March 2, 2012 with the Office of the Registrar of the Land Court of the State of Hawaii as Document No. T-8096180, as amended by that certain First Amendment to Declaration of Condominium Property Regime of Wailea Beach Resort & Residences and Condominium Map, recorded on August 20, 2012 with the Office of the Registrar of the Land Court of the State of Hawaii as Document No. T-8287294, as amended by that certain Second Amendment to Declaration of Condominium Property Regime of Wailea Beach Resort & Residences and Condominium Map, dated as of September 12, 2012, and recorded on September 25, 2012 with the Office of the Registrar of the Land Court of the State of Hawaii as Document No. T-8303253, as amended by that certain Third Amendment to Declaration of Condominium Property Regime of Wailea Beach Resort & Residences and Condominium Map, dated as of October 22, 2012, and recorded on October 26, 2012 with the Office of the Registrar of the Land Court of the State of Hawaii as Document No. T-8334506, as amended by that certain Fourth Amendment to Declaration of Condominium Property Regime of Wailea Beach Resort & Residences and Condominium Map, dated as of June 5, 2013, and recorded on June 28, 2013 with the Office of the Registrar of the Land Court of the State of Hawaii as Document No. T-8579890, as amended by that certain Amendment to Declaration of Condominium Property Regime of Wailea Beach Resort & Residences and Condominium Map, dated as of February 9, 2015, and recorded on February 13, 2015 with the Office of the Registrar of the Land Court of the State of Hawaii as Document No. T-9174261, as amended by that certain Fifth Amendment to Declaration of Condominium Property Regime of Wailea Beach Resort & Residences and Condominium Map, recorded on May 6, 2016 with the Office of the Registrar of the Land Court of the State of Hawaii as Document No. T-9622409 and (ii) that certain Bylaws of the Association of Unit Owners of Wailea Beach Resort & Residences, dated as of February 29, 2012, and recorded on March 2, 2012 with the Office of the Registrar of the Land Court of the State of Hawaii as Document No. T-8096181.

“Maui Hotel” has the meaning set forth in the first Recital of this Agreement.

“Maui Hotel Buildings B and C Restrictive Covenant” has the meaning set forth in the Section 9.2 of this Agreement.

“Maui Land” has the meaning set forth in the Section 2.1(a) of this Agreement.

“Maui Existing Management Agreement” has the meaning set forth in the Section 2.2(d) of this Agreement.

“Maui Personal Property” means the Maui Property, other than the Maui Real Property.

“Maui Property” has the meaning set forth in the Section 2.1 of this Agreement.

“Maui Real Property” has the meaning set forth in the Section 2.1(b) of this Agreement.

“Maui Seller” has the meaning set forth in the first paragraph of this Agreement.

“Maui Survey” has the meaning set forth in the Section 4.2(b) of this Agreement.

“Maui Title Commitment” has the meaning set forth in the Section 4.2(a) of this Agreement.

“Memo of Coconut Point Access Agreements” has the meaning set forth in Section 9.3(r) of this Agreement.

“Morimoto” means MM Wailea LLC, a Delaware limited liability company.

“Morimoto Lease” means, collectively, that certain Lease Agreement for Morimoto at Andaz Wailea Resort dated May 11, 2012, between Maui Seller, as landlord and Morimoto, as tenant, as amended by First Amendment to Lease Agreement dated as of December 23, 2013, and Acknowledgment of Rent Commencement Date dated as of November 1, 2015.

“Morimoto Lease Estoppel” has the meaning set forth in Section 7.15 of this Agreement.

“Multiemployer Plan” has the meaning set forth in Section 7.10 of this Agreement.

“National/Regional Operating Agreements” has the meaning set forth in Section 2.2(g) of this Agreement.

“New Management Agreement Documents” shall mean, individually and/or collectively as the context may require, (i) a hotel services agreement and a trademarks license agreement for each Hotel, and (ii) a marketing license agreement for the Maui Hotel.

“Non-Inventoried Safe Deposit Boxes” has the meaning set forth in Section 11.2 of this Agreement.

“Notice” has the meaning set forth in Section 14.1(a) of this Agreement.

“Operating Agreements” has the meaning set forth in Section 2.1(i) of this Agreement.

“Ordinary Course of Business” means the ordinary course of business consistent with Seller’s past custom and practices for the operation, maintenance and repair of the Hotel and in any event consistent with the operating and maintenance standards set forth in the applicable Existing Management Agreement for each Hotel.

“Party” and “Parties” have the meanings set forth in the first paragraph of this Agreement.

“Permitted Exceptions” has the meaning set forth in Section 4.2(c) of this Agreement.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, association, joint venture, trust, estate, Governmental Authority or other legal entity, in each case whether in its own or a representative capacity.

“Personal Property” means the Property other than the Real Property.

“Property” has the meaning set forth in Section 2.1 of this Agreement.

“Proprietary Property” has the meaning set forth in Section 2.2(b) of this Agreement.

“Prorations” has the meaning set forth in Section 10.1 of this Agreement.

“Protected Marks” shall mean those logos, trademarks, trade names, copyrights, service marks and other intellectual property owned by Manager or any Affiliate thereof (or otherwise used by Manager or any Affiliate thereof in the operation of Manager hotels), whether or not used in connection with the operation of the Hotel.

“Protected Names” shall mean the names “Hyatt”, “Grand” and “Regency” and any other name that includes the word “Hyatt (such as, for example and without limitation, “Hyatt Regency,” “Grand Hyatt,” “Park Hyatt,” “Hyatt Place,” “Hyatt House,” “Hyatt Ziva,” “Hyatt Centric,” “Hyatt Zilara,” “a Concept by Hyatt,” or “World of Hyatt,”) either alone or in conjunction with another word or words, or any name or mark that is comprised of or confusingly similar to any of the foregoing, “Andaz”, “The Unbound Collection by Hyatt,” “Ziva,” “Zilara,” “Miraval,” “a Concept by Hyatt,” “World of Hyatt,” or any other name used in the operation of the hotels operated or managed by Hyatt or any Affiliate thereof, including, without limitation, the names “Tanglewood”, “Tarpon Bay”, “Corkscrew”, “Mangroves”, “Cool Beans”, “Stillwater Spa”, “Ka’ana Kitchen”, “Mokapu Market”, “Bumbye Beach Bar”, “Lehua Lounge”, “Andaz Beach Crew”, “ ‘Awili Spa”, “One Up Lounge” and “One Up Restaurant”.

“Purchase Price” has the meaning set forth in Section 3.1 of this Agreement.

“Purchaser” has the meaning set forth in the first paragraph of this Agreement.

“Purchaser Closing Conditions” has the meaning set forth in Section 8.2 of this Agreement.

“Purchaser Default” has the meaning set forth in Section 12.2 of this Agreement.

“Purchaser Due Diligence Reports” has the meaning set forth in Section 4.1(c) of this Agreement.

“Purchaser Indemnitees” means Purchaser and its Affiliates, and each of their respective shareholders, members, partners, trustees, directors, officers, employees and agents, and the successors, assigns, heirs and legal representatives of each of the foregoing.

“Purchaser’s Inspectors” has the meaning set forth in the Access and Indemnity Agreement.

“Real Property” has the meaning set forth in Section 2.1(b) of this Agreement.

“Report” has the meaning set forth in Section 4.3 of this Agreement.

“Restrictive Covenant” shall mean a restrictive covenant in the form attached hereto as Exhibit F.

“Retail Merchandise” has the meaning set forth in Section 2.1(f) of this Agreement.

“Seller” has the meaning set forth in the first paragraph of this Agreement.

“Seller Agreement Contingency” has the meaning set forth in Section 7.12 of this Agreement.

“Seller Closing Conditions” has the meaning set forth in Section 8.3 of this Agreement.

“Seller Cure Notice” has the meaning set forth in Section 4.2(d) of this Agreement.

“Seller Default” has the meaning set forth in Section 12.1 of this Agreement.

“Seller Due Diligence Materials” has the meaning set forth in Section 4.1(b) of this Agreement.

“Seller Indemnitees” means Seller, Manager, Employer and their respective Affiliates, and each of their respective shareholders, members, partners, trustees, directors, officers, employees and agents, and the successors, assigns, heirs and legal representatives of each of the foregoing.

“Seller’s Possession” means in the actual possession of any officer or employee of Seller, Manager or any of their Affiliates who has direct or supervisory responsibility for the operation of the Hotel; provided, however, that any reference in this Agreement to Seller’s Possession of any documents or materials expressly excludes the possession of any such documents or materials that are legally privileged or constitute attorney work product.

“Settlement Statement” has the meaning set forth in Section 11.1 of this Agreement.

“SF Adjacent Real Property” means “Parcel B” as depicted on Parcel Map 8951 prepared by Martin M. Ron Associates, Inc. to be recorded with the Officer of the Assessor-Recorder in San Francisco County.

“SF Hotel” has the meaning set forth in the first Recital of this Agreement.

“SF Land” has the meaning set forth in the Section 2.1(a) of this Agreement.

“SF Existing Management Agreement” has the meaning set forth in the Section 2.2(d) of this Agreement.

“SF Outside Closing Date” has the meaning set forth in Section 9.1 of this Agreement.

“SF Partition” means the legal partition of the SF Adjacent Real Property from the remainder of the SF Real Property.

“SF Personal Property” means the SF Property, other than the SF Real Property.

“SF Property” has the meaning set forth in the Section 2.1 of this Agreement.

“SF REA” means that certain Declaration of Reciprocal Easements, Covenants and Restrictions and Cost Sharing for SF Real Property and the SF Adjacent Real Property, substantially in the form attached hereto as Exhibit H, with such modifications as may be agreed to between Seller and Purchaser prior to the Closing Date pursuant to Section 7.12.

“SF Real Property” has the meaning set forth in the Section 2.1(b) of this Agreement.

“SF Seller” has the meaning set forth in the first paragraph of this Agreement.

“SF Survey” has the meaning set forth in the Section 4.2(b) of this Agreement.

“SF Title Commitment” has the meaning set forth in the Section 4.2(a) of this Agreement.

“Supplies” has the meaning set forth in Section 2.1(d) of this Agreement.

“Survey” has the meaning set forth in Section 4.2(b) of this Agreement.

“Survival Period” has the meaning set forth in Section 5.4 of this Agreement.

“Tax-Free Exchange” has the meaning set forth in Section 3.5 of this Agreement.

“Taxes” means any federal, state, local or foreign, real property, personal property, sales, resort, use, room, occupancy, excise, severance, stamp, payroll, employment, withholding, social security, unemployment, disability, vault, ad valorem, assessments, value added or other tax, assessments, levies, charges or fees of any kind whatsoever imposed on Seller or the Property or any portion thereof by any Governmental Authority, including, without limitation, any interest, penalty, or addition thereto, but expressly excluding any (i) federal, state, local or foreign income, capital gain, gross receipts, capital stock, franchise, profits, estate or gift tax, or (ii) transfer or similar taxes incurred with respect to the transaction contemplated in this Agreement all calculated based on the maximum discount available for timely payment thereof.

“Tenant Leases” has the meaning set forth in Section 2.1(g) of this Agreement.

“Title Commitment” has the meaning set forth in Section 4.2(a) of this Agreement.

“Title Company” means First American Title Insurance Company, 30 North LaSalle Street, Suite 2700, Chicago, Illinois 60602; Attention: Pam K. Sullivan, Email: pksullivan@firstam.com.

“Title Policy” has the meaning set forth in Section 8.2(d) of this Agreement.

“Trade Payables” has the meaning set forth in Section 10.1(j) of this Agreement.

“Union Contract” means individually and/or collectively as the context may require, (i) that certain Collective Bargaining Agreement, ratified to be effective as of September 1, 2017, by and between Maui at Wailea and ILWU Local 142, (ii) that certain Collective Bargaining Agreement, effective as of

August 14, 2013, by and among the San Francisco hotels listed therein (including the SF Hotel) and Unite Here Local 2, affiliated with Unite Here International Union, AFL-CIO, (iii) that certain Collective Bargaining Agreement, effective as of July 16, 2013, by and between the International Union of Operating Engineers, Stationary Local No. 39 and the Grand Hyatt Hotel, (iv) that certain Clerical Agreement, effective January 1, 2013, by and between Teamsters Local Union No. 856, I.B.T. and Grand Hyatt San Francisco, and (v) that certain Collective Bargaining Agreement, effective August 1, 2015, by and between District Council 16 and Grand Hyatt San Francisco.

“Union Employees” means any Employees whose terms of employment are established by the Union Contract.

“Unpermitted Exceptions” has the meaning set forth in Section 4.2(d) of this Agreement.

“WCI” means WCI Communities Limited Partnership, a Delaware limited partnership.

“World of Hyatt® Program” shall mean Manager’s World of Hyatt® Program.

ARTICLE II

DESCRIPTION OF THE PROPERTY; EXCLUDED PROPERTY

Section 2.1 Description of the Property. Subject to the terms set forth in this Agreement, at the Closing, each Seller shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all right, title and interest of such Seller in and to the property and assets set forth in this Section 2.1, but expressly excluding the Excluded Property (individually and/or collectively as the context may require, the “Property”; the portion of the Property attributable to the Maui Hotel is referred to herein as the “Maui Property”; the portion of the Property attributable to the Coconut Point Hotel is referred to herein as the “Coconut Point Property”; and the portion of the Property attributable to the SF Hotel is referred to herein as the “SF Property”):

(a) Land. The land described in Schedule 2.1(a)-1 with respect to the Maui Hotel, together with all appurtenant easements and any other rights and interests appurtenant thereto (collectively, the “Maui Land”), the land described in Schedule 2.1(a)-2 with respect to the Coconut Point Hotel, together with all appurtenant easements and any other rights and interests appurtenant thereto (collectively, the “Coconut Point Land”), and the land described in Schedule 2.1(a)-3 with respect to the SF Hotel, together with all appurtenant easements and any other rights and interests appurtenant thereto (collectively, the “SF Land”; and together with the Maui Land and the Coconut Point Land, individually and/or collectively as the context may require, the “Land”);

(b) Improvements. All buildings, structures and improvements located on, under or affixed to the Land and all fixtures on the Land which constitute real property under Applicable Law (the “Improvements”; the Maui Land and the Improvements located thereon are referred to collectively herein as the “Maui Real Property”; the Coconut Point Land and the Improvements located thereon are referred to collectively herein as the “Coconut Point Real Property”; the SF Land and the Improvements located thereon are referred to collectively herein as the “SF Real Property”; and the Land and the Improvements located thereon are referred to collectively herein as the “Real Property”);

(c) FF&E. All fixtures (other than those which constitute Improvements), furniture, furnishings, equipment, machinery, vehicles, appliances, computer hardware, art work and other items of tangible personal property used exclusively in the operation of the Hotel, or ordered for future use at the Hotel as of the Closing (the “FF&E”) which are located at the Hotel, provided that FF&E shall not include the Supplies, F&B and Retail Merchandise;

(d) Supplies. Subject to Section 10.1(l) of this Agreement, all china, glassware, silverware; linens; uniforms; engineering, maintenance, cleaning and housekeeping supplies; matches and ashtrays; soap and other toiletries; stationery, menus and other printed materials; and all other similar materials and supplies, which are located at the Hotel or ordered for future use at the Hotel as of the Closing (the “Supplies”);

(e) Food and Beverage. Subject to Section 10.1(g) of this Agreement, all food and beverages which are located at the Hotel (whether opened or unopened), or ordered for future use at the Hotel as of the Closing, but expressly excluding any alcoholic beverages to the extent the sale or transfer of the same is not permitted under Applicable Law (the “F&B”);

(f) Retail Merchandise. Subject to Section 10.1(g) of this Agreement, all merchandise located at the Hotel, including, without limitation, any gift shop, pro shop or newsstand maintained by Seller or Manager, and held for sale to guests and customers of the Hotel, or ordered for future sale at the Hotel as of the Closing, but specifically excluding any tobacco or tobacco products (the “Retail Merchandise”);

(g) Tenant Leases. All leases, subleases, licenses, concessions and similar agreements granting a real property interest to any other Person for the use or occupancy of any portion of the Real Property, other than the Existing Management Agreement and Bookings and any licenses granted in any Contracts (the “Tenant Leases”), together with all security deposits held by Seller thereunder, to the extent such Tenant Leases and security deposits are transferable;

(h) Equipment Leases. All leases and purchase money security agreements for any equipment, machinery, vehicles, furniture or other personal property located at the Hotel and used in the operation of the Hotel which are held by or on behalf of Seller (the “Equipment Leases”), together with all deposits made thereunder, to the extent such Equipment Leases and deposits are transferable;

(i) Operating Agreements. All maintenance, service and supply contracts, credit card service agreements, and all other contracts and agreements which are held by or on behalf of Seller in connection with the operation of the Hotel, other than the Tenant Leases, Equipment Leases, Licenses and Permits, the Construction Agreements, the Bookings, and the National/Regional Operating Agreements (the “Operating Agreements”), together with all deposits made or held by Seller thereunder, to the extent such Operating Agreements and deposits are transferable;

(j) Licenses and Permits. All licenses, permits, consents, authorizations, approvals, registrations and certificates of any Governmental Authority held by Seller and used exclusively in connection with the construction, ownership, occupancy or operation of the Hotel excluding the Liquor License (the “Licenses and Permits”), together with any deposits made by Seller thereunder, to the extent such Licenses and Permits and deposits are transferable;

(k) Intangible Property. All of the following owned by, issued to or licensed to Seller and used in connection with the operation of the Hotel to the extent Seller’s rights and interests therein are transferable: all general intangibles relating to the design, development, operation and use of the Hotel, all rights and work product under construction, service, consulting, engineering and other contracts, accounting and business records, books and files relating to the ownership and operation of the Hotel, plans, drawings and specifications, warranties and guaranties held by Seller pursuant to any Contracts or with respect to any Improvements or Personal Property, signage rights, utility and development rights and privileges and keys and lock combinations relating to the Hotel (the “Intangible Property”);

(l) Attic Stock. Subject to Section 10.1(l) of this Agreement, all FF&E in storage intended as replacement FF&E (the “Attic Stock”);

(m) Bookings. All bookings and reservations for guest, conference, meeting and banquet rooms or other facilities at the Hotel that are made before the Closing Date (the “Bookings”), together with all deposits held by Seller with respect thereto and any and all records (including contracts) related thereto that are necessary to honor such bookings in accordance with the terms of this Agreement; and

(n) Accounts Receivable. All Accounts Receivable that are ninety (90) days or less past due as of the Closing (including the Guest Ledger) as set forth in Section 10.2.

(o) Developer’s Rights. Any rights of the “Developer” held by Seller under the Maui Condo Documents.

(p) Construction Agreements. All construction, service and supply contracts or agreements which are held by or on behalf of Seller in connection with any capital improvements or repairs at the Hotel, other than Operating Agreements, the Tenant Leases, Equipment Leases, Licenses and Permits, the Bookings, and the National/Regional Operating Agreements (the “Construction Agreements”), together with all deposits made or held by Seller thereunder, to the extent such Construction Agreements and deposits are transferable.

Section 2.2 Excluded Property. Notwithstanding anything to the contrary in Section 2.1, the property, assets, rights and interests set forth in this Section 2.2 (the “Excluded Property”) are excluded from the Property:

(a) Cash. Subject to Section 10.1(k) and except for deposits expressly included in Section 2.1, all cash on hand or on deposit in any house bank, operating account or other account maintained in connection with the ownership or operation of the Hotel including, without limitation, any FF&E/capital account or other reserve account held by or on behalf of Seller or Manager pursuant to the Existing Management Agreement with Seller.

(b) Proprietary Property. (i) All software from time to time owned by, or leased or licensed on an exclusive basis to, Manager or Manager’s Affiliates, including, without limitation, any centralized system, including, without limitation, the reservation system, property management system and e-mail, internet and internal computer network systems (including, without limitation, revisions or enhancements to otherwise commercially available software) together with related source and object codes, (ii) the Protected Names and Protected Marks and all depictions thereof, either graphic or verbal, (iii) copyrighted materials, (iv) operating handbooks (including employee manuals, training materials, user manuals, and maintenance procedures), (v) operating policies and procedures, (vi) reporting and budgeting formats, (vii) Manager’s (or any Affiliate’s) promotional materials, (viii) recipes, (ix) World of Hyatt® Program members and member information, (x) customer information and customer contact lists for guests, patrons and groups patronizing this Property (other than guest information necessary to honor Bookings in accordance with the terms of this Agreement), (xi) data and information on potential guests or groups, not otherwise guests or groups patronizing the Hotel, (xii) financial records of Manager, Seller and their respective Affiliates and all books and records of Manager, Seller or their respective Affiliates (excluding records and information necessary to honor Bookings in accordance with this Agreement, or otherwise relating to liabilities assumed by Purchaser in accordance with this Agreement), (xiii) information relating to other hotels leased, managed or operated by Manager, (xiv) information which Seller reasonably determines may not be disclosed by Seller or its Affiliates under applicable privacy or identity theft laws, (xv) information which is legally privileged or constitutes attorney work product, (xvi) materials or information which are subject to a confidentially agreement or to Applicable Law which prohibits the disclosure of such materials or information, (xvii) information or materials which constitute confidential internal assessments, reports, studies, memoranda, notes or other correspondence prepared by or on behalf of any employee of any Affiliate of Seller or Manager, including, without limitation, Employee personnel files and (xviii) signs and other fixtures and personal property at the Hotel which bear any of the Protected Marks or the Protected Names ((i) through (xviii) above, hereinafter collectively referred to as the “Proprietary Property”). Notwithstanding the foregoing, after the Closing, the Proprietary Property located at each Hotel (as it may be upgraded or replaced from time to time) shall continue to be utilized at the Hotel pursuant to and subject to the terms of the New Management Agreement Documents.

(c) Third-Party Property. Any fixtures or personal property owned by (i) the lessor under any Equipment Leases, (ii) the supplier or vendor under any other Contracts, (iii) the tenant under any Tenant Leases, (iv) Manager, (v) any Employees, or (vi) any guests or customers of the Hotel.

(d) Existing Management Agreement. That certain Resort Management Agreement, by and between Maui Seller and Manager, dated October 1, 2010 and that certain Marketing License Agreement, dated October 1, 2010 (the “Maui Existing Management Agreement”), that certain Hotel Management Agreement, by and between Coconut Point Seller and Manager, dated December 1, 2000, as amended by that certain Addendum to Hotel Management Agreement, dated February 11, 2002, as amended by that certain Tax Accommodation Letter, dated October 7, 2003, as amended by that certain Modification Letter re: FFE, dated September 5, 2008, as amended by that certain First Amendment to Management Agreement, dated July 26, 2016 (the “Coconut Point Existing Management Agreement”), and that certain Hotel Management Agreement, by and between SF Seller and Manager, dated July 1, 2009 (the “SF Existing Management Agreement”; and together with the Maui Existing Management Agreement and the Coconut Point Existing Management Agreement, individually and/or collectively as the context may require, the “Existing Management Agreement”), each of which shall be terminated by Seller at the Closing at its sole cost and expense.

(e) Insurance. Seller’s insurance relating to the Hotel, which shall be terminated by Seller as of the Closing.

(f) Telephone Exchange Numbers. Any and all direct dial telephone numbers for the Hotel, provided that such telephone numbers shall continue to be utilized at the Hotel pursuant to and subject to the terms of the New Management Agreement Documents.

(g) Contracts. All Operating Agreements pursuant to which goods, services, licenses or other items are provided to other hotels which are owned, leased or operated by any Affiliate of Seller or Manager, in addition to the Hotel (the “National/Regional Operating Agreements”). Notwithstanding the foregoing, after the Closing, certain of the National/Regional Operating Agreements may continue to be utilized at the Hotel pursuant to and subject to the terms of the New Management Agreement Documents.

(h) Liquor License. With respect to the SF Hotel, Purchaser acknowledges that the Liquor License and all alcoholic beverage inventories are not held by SF Seller but are held by Manager, and that, as of Closing, Manager shall continue to hold such Liquor License and alcoholic beverage inventories pursuant to the New Management Agreement Documents for the SF Hotel at no additional charge to Purchaser.

(i) Retained Liabilities. The Property shall also expressly exclude the following, which shall be retained by Seller from and after the Closing: all liabilities for, and Purchaser shall not have any obligation or liability concerning, (i) all liabilities under the Tenant Leases, Equipment Leases, Operating Agreements, Construction Agreements, and Licenses and Permits to the extent arising or accrued prior to the Cut-off Time, including, without limitation, the liability for the payment of any amounts due and payable or accrued but not yet paid prior to the Cut-off Time under the foregoing, (ii) any Taxes (other than Property Taxes) due and payable or accrued but not yet paid prior to the Closing Date, and (iii) any claim for civil liability, personal injury or property damage to a person which is based on any event which occurred at the Property or in connection with a Hotel prior to the Closing Date, including, without limitation, the litigation listed on Schedule 5.1(g) (except (A) in the case of (i) and (ii) to the extent Purchaser received a credit therefor or otherwise expressly assumed such liability and (B) in the case of (iii), to the extent relating to the physical condition of the Property (including without limitation the environmental condition of the Property)) (collectively, the “Retained Liabilities”). For avoidance of doubt, the Retained Liabilities do not include any liabilities relating to the physical condition of the Property (including without limitation the environmental condition of the Real Property) or any matters that are the subject of any representations and warranties in this Agreement.

ARTICLE III

PURCHASE PRICE; EARNEST MONEY; LIKE-KIND EXCHANGE

Section 3.1 Purchase Price. The purchase price for the Property is One Billion and no/100 Dollars ($1,000,000,000.00) (the “Purchase Price”), which shall be adjusted at the Closing for the Prorations and the Accounts Receivable pursuant to Sections 10.1 and 10.2 respectively. The Purchase Price shall be allocated among the Property in accordance with Section 3.2.

Section 3.2 Allocation of Purchase Price. Seller and Purchaser agree that the Purchase Price shall be allocated among the Properties as set forth on Schedule 3.2, and, to the extent that transfer tax filings for any Property require that the portion of the Purchase Price allocated to such Property be further allocated among classifications of property, such Property allocation shall be further allocated among the Land, Improvements and Personal Property for such Property as set forth on Schedule 3.2 for transfer tax purposes. Notwithstanding the foregoing, Seller and Purchaser each reserve the right to allocate among such classifications in its discretion for all other federal, state and local tax purposes and financial accounting purposes. This Section 3.2 shall survive the Closing.

Section 3.3 Earnest Money.

(a) Earnest Money. On the Effective Date, Purchaser shall deposit with Escrow Agent the sum equal to Twenty-five Million and No/100 Dollars ($25,000,000.00) (plus any interested accrued thereon; the “Earnest Money”), and the Earnest Money shall be non-refundable to Purchaser, except as otherwise expressly provided in this Agreement. The allocation of the Earnest Money among each Property is set forth on Schedule 3.2 attached hereto. Purchaser’s failure to timely deposit the full amount of the Earnest Money shall be an immediate Purchaser Default and shall not be subject to any cure rights set forth in Section 12.2 of the Agreement. The Earnest Money shall be held by Escrow Agent in escrow (the “Earnest Money Escrow”) pursuant to the escrow agreement in form and substance mutually acceptable to Seller and Purchaser to be entered into among Seller, Purchaser and Escrow Agent (the “Earnest Money Escrow Agreement”), and delivered to Escrow Agent concurrently with the Earnest Money.

(b) Investment of Earnest Money. At Purchaser’s election, the Earnest Money may be invested in any investments approved by Seller and Purchaser in writing in accordance with the Earnest Money Escrow Agreement, and all interest and other amounts earned on the Earnest Money shall be deemed additional Earnest Money. All fees, costs and expenses of the Earnest Money Escrow shall be shared equally between Seller and Purchaser, except that Purchaser shall pay any fees, costs or expenses with respect to the investment of the Earnest Money and Purchaser shall bear the risk of loss of the Earnest Money.

(c) Disbursement of Earnest Money. At the Closing, Purchaser shall cause Escrow Agent to disburse the Earnest Money to Seller, and Purchaser shall receive a credit against the Purchase Price in the amount of the Earnest Money disbursed to Seller, or if this Agreement is terminated, the Earnest Money shall be disbursed by Escrow Agent to Seller or Purchaser in accordance with the terms of this Agreement and the Earnest Money Escrow Agreement.

Section 3.4 Payment of Purchase Price. At the Closing, Purchaser shall pay to Escrow Agent, for disbursement to Seller, by wire transfer of immediately available funds an amount equal to the Purchase Price, plus or minus the Prorations (as the case may be) pursuant to Section 10.1, plus Accounts Receivable pursuant to Section 10.2 and less the Earnest Money disbursed to Seller. Purchaser shall cause the wire transfer of funds to be received by Escrow Agent no later than 11:00 a.m. (Eastern Time) on the day of the Closing (time is of the essence). Failure of Purchaser to cause the wire transfer of funds to be received by Escrow Agent by such time in accordance with this Section 3.4 shall be a default by Purchaser under this Agreement.

Section 3.5 Like-Kind Exchange. Notwithstanding anything to the contrary in this Agreement, each party acknowledges and agrees that any of the other parties shall have the right at the Closing to designate a Property as relinquished or replacement property, as appropriate in a transaction intended to qualify as a tax-free exchange under Section 1031 of the Code (the “Tax-Free Exchange”). If any party elects to effect a Tax-Free Exchange pursuant to this Section 3.5, such party shall provide written notice to the other prior to the Closing, in which case such designating party shall enter into an exchange agreement and other exchange documents with a “qualified intermediary” and/or “exchange accommodation titleholder” (such intermediary or titleholder, the “Exchange Party”) pursuant to the Exchange Party’s standard form of such exchange documents (the “Exchange Agreement”), pursuant to which such designating party shall assign all of its right, title and interest under this Agreement to the Exchange Party; provided, however, that such assignment shall not relieve such designating party of any of its obligations under this Agreement and the designating party shall unconditionally guarantee the full and timely performance by the Exchange Party of each and every one of the representations, warranties, indemnities, obligations and undertakings of the designating party under this Agreement (and any amendments or modifications hereto) subject to the limitations set forth in this Agreement. As such guarantor, the designating party shall be treated as a primary obligor with respect to those representations, warranties, indemnities, obligations and undertakings, shall be deemed to have waived all applicable surety defenses, and in the event of a breach, the other party may proceed directly against the designating party on this guarantee without the need to join or seek performance or collection from the Exchange Party. Each party shall execute and deliver such documents as may be required to complete the transactions contemplated by the Tax-Free Exchange which are in form and substance reasonably acceptable to such party, and otherwise cooperate with the designating party in all reasonable respects to effectuate the Tax-Free Exchange. Purchaser agrees that if any Seller elects to effect a Tax-Free Exchange pursuant to this Section 3.5, the Earnest Money shall be deposited with or transferred to the Exchange Party pursuant to the Exchange Agreement, subject to the same terms applicable thereto under the Earnest Money Escrow Agreement. Notwithstanding the foregoing in this Section 3.5, the Tax-Free Exchange shall not diminish the non-designating party’s rights, nor increase the non-designating party’s obligations, under this Agreement. Each party electing to effect a Tax-Free Exchange shall pay for all fees, costs and expenses in connection with its Tax-Free Exchange.

Section 3.6 Independent Contract Consideration. Contemporaneously with the execution of this Agreement, Purchaser shall deliver to each Seller a check in the amount of $100 (the “Independent Contract Consideration”), which amount the Parties bargained for and agreed to as consideration for each Seller’s grant to Purchaser of Purchaser’s right to purchase the Property pursuant to the terms hereof and for each Seller’s execution, delivery and performance of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is nonrefundable under any circumstances and will be retained by each Seller notwithstanding any other provisions of this Agreement.

ARTICLE IV

DUE DILIGENCE; TITLE AND SURVEY

Section 4.1 Due Diligence.

(a) No Contingency. Purchaser has completed its due diligence review of the Property and all matters related thereto prior to the Effective Date. By executing this Agreement, Purchaser acknowledges that it is satisfied, in its sole and absolute discretion, subject to the representations, warranties and covenants of Seller, with all aspects of the Property (including, but not limited to, the physical and environmental condition of the Property).

(b) Seller’s Due Diligence Materials. Purchaser acknowledges receipt of the due diligence materials set forth on Schedule 4.1(b) prior to the Effective Date and certain other diligence items provided directly to Purchaser which will be uploaded on the Merrill DataSite site within two (2) days of the Effective Date (all due diligence documents and materials provided by Seller to Purchaser pursuant to the Access and Indemnity Agreement including, without limitation, those set forth on Schedule 4.1(b), are referred to collectively herein as the “Seller Due Diligence Materials”).

(c) Purchaser’s Due Diligence Reports. If requested by Seller, Purchaser shall provide a copy to Seller of all studies, reports, and assessments prepared by any Person for or on behalf of Purchaser (other than any internal studies, reports and assessments prepared by any of Purchaser’s employees, attorneys, investors, bankers or accountants) in connection with transactions contemplated by this Agreement (the “Purchaser Due Diligence Reports”), and if also requested by Seller, at Seller’s cost and expense, Purchaser shall use commercially reasonable efforts to obtain an original of any such Purchaser Due Diligence Reports for Seller, together with a reliance letter from such Person in favor of Seller. This Section 4.1(c) shall survive the termination of this Agreement and the Closing.

(d) Release and Indemnification. Purchaser shall, at its cost and expense, repair any damage to the Property or any other property owned by a Person other than Purchaser arising from or in connection with the Inspections, and restore the Property or such other third-party property to the same condition as existed prior to such Inspections. Purchaser hereby releases the Seller Indemnitees for any Losses incurred by any Purchaser Indemnitees arising from or in connection with the Inspections, except to the extent resulting from a Seller Indemnitee’s gross negligence or intentional misconduct. Purchaser shall indemnify the Seller Indemnitees from and against any Losses incurred by any Seller Indemnitees arising from or in connection with the Inspections. Purchaser shall in no event be responsible under this Section 4.1(d) for any condition already existing on the Property at the time of the Inspections, except and only to the extent that Purchaser or the Inspections exacerbate such existing condition. This Section 4.1(d) shall survive the termination of this Agreement and the Closing.

(e) Liens. Purchaser shall not permit any mechanics’ or materialmen’s liens to be filed against any part of the Real Property as a result of the Inspections or of any of Purchaser’s Inspectors’ activities on or with respect to the Real Property, including but not limited to, with respect to any labor or materials furnished to the Real Property at Purchaser’s or Purchaser’s Inspectors’ insistence or request. If any such lien is filed against any part of the Real Property, Purchaser shall cause the same to be promptly discharged of record and, to the extent not fully discharged of record, any such lien shall be a Permitted Exception to which Purchaser agrees to accept the conveyance of title to the Real Property for the purposes of this Agreement. If Purchaser fails to have any such lien removed of record within thirty (30) days following written notice from Seller, then Seller may cause the same to be removed of record and recover from Purchaser all out-of-pocket costs and expenses incurred by Seller in connection therewith. Purchaser shall indemnify, hold harmless and defend Seller, Manager and the Real Property from and against any and all such liens. This Section 4.1(e) shall survive the termination of this Agreement.

(f) Compliance with Laws. Purchaser, at its own expense, shall comply (and shall cause each of Purchaser’s Inspectors to comply) with all Applicable Laws with respect to the Inspections and with respect to their activities on or about the Real Property including, without limitation, those relating to health, safety, noise, environmental protection, waste disposal, water and air quality, and worker occupational health and safety, and shall furnish to Seller reasonable evidence of such compliance upon request.

Section 4.2 Title and Survey.

(a) Title Commitment. Purchaser acknowledges receipt of (i) an ALTA owner’s title insurance commitment from the Title Company with an effective date of October 18, 2017 for the Maui Real Property, together with a copy of all documents referenced therein (the “Maui Title Commitment”); (ii) an ALTA owner’s title insurance commitment from the Title Company with an effective date of October 18, 2017 for the Coconut Point Real Property, together with a copy of all documents referenced therein (the “Coconut Point Title Commitment”); and (iii) an ALTA owner’s title insurance commitment from the Title Company with an effective date of October 13, 2017 for the SF Real Property, together with a copy of all documents referenced therein (the “SF Title Commitment”; and together with the Coconut Point Title Commitment and the SF Title Commitment, individually and/or collectively as the context may require, the “Title Commitment”).

(b) Survey. Purchaser acknowledges receipt of (i) a draft survey of the Maui Hotel prepared by Commercial Due Diligence Services (collectively, the “Maui Survey”); (ii) a draft survey of the Coconut Point Hotel prepared by Commercial Due Diligence Services (collectively, the “Coconut Point Survey”); and (iii) a draft survey of the SF Hotel prepared by Commercial Due Diligence Services (collectively, the “SF Survey”; and together with the Maui Survey and the Coconut Point Survey, individually and/or collectively as the context may require, the “Survey”).

(c) Approval of Title and Survey; Seller Cure Items. Purchaser and Seller hereby agree that the items listed on Schedule 4.2 hereto are the “Permitted Exceptions”. At or before Closing, Seller shall either cure or cause the Title Company to provide affirmative insurance coverage over (i) any mortgage lien, (ii) any mechanics’ or materialmen’s lien filed in connection with work performed by or for Seller unless such liens are bonded over by Seller, (iii) any lien securing a monetary amount and granted or expressly consented to by Seller, and (iv) any other monetary liens (not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate created by, through or under Seller that may be removed by the payment of a liquidated sum of money (such items, together with any other items that Seller otherwise agrees in writing to cure, collectively, “Seller Cure Items”). Seller may use a portion of the Purchase Price to cure any Seller Cure Items at the Closing, and if at Closing there are any uncured Seller Cure Items that can be cured by payment of a liquidated sum of money, then Escrow Agent shall use a portion of the Purchase Price allocated to the affected Property to cure such uncured Seller Cure Items.

(d) Updates to Title and Survey. If any supplement or revision to the Title Commitment or Survey issued subsequent to the Effective Date contains any exceptions to title that were not disclosed in a Title Commitment or Survey provided to Purchaser prior to the Effective Date, which are not Permitted Exceptions, which were not caused by Purchaser or any Person acting on behalf of Purchaser and which would have a material adverse effect on the value of, title to or use or operation of the applicable Property (any such new title exception shall hereinafter be referred to as an “Unpermitted Exception”), then Purchaser shall have the right to object to such new Unpermitted Exception(s) by written notice of objection to Seller on or before the fifth (5th) Business Day (but in any event, no later than the Closing Date) after Purchaser’s receipt of the supplement to the Title Commitment showing such exceptions. Seller may elect, by delivering a written notice to Purchaser (a “Seller Cure Notice”) no later than three (3) Business Days following receipt of Purchaser’s notice of any Unpermitted Exception (the “Exception Election Period”), to cure such Unpermitted Exception by removing the same from title or causing the Title Company to delete from the Title Commitment or commit to insure over the same in a manner that is reasonably acceptable to Purchaser. Seller’s failure to deliver a Seller Cure Notice within the Exception Election Period shall be deemed Seller’s election not to cure any Unpermitted Exceptions. Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have objected to, and Seller shall be deemed to have elected to cure, any such Unpermitted Exception that is also a Seller Cure Item. If Seller elects or is deemed to have elected not to cure any Unpermitted Exception(s), Purchaser shall have the option, to be exercised by delivery of written notice to Seller no later than three (3) Business Days following receipt of the Seller Cure Notice or expiration of the Exception Election Period, as applicable, to (i) terminate this Agreement with respect to the applicable Property affected by the Unpermitted Exception, in which case Escrow Agent shall promptly refund the Earnest Money to Purchaser with respect to the applicable Property and Seller and Purchaser shall have no further rights or obligations under this Agreement with respect to such Property, except those which expressly survive such termination, including without limitation Purchaser’s satisfaction of its obligation under Section 4.1(c), 4.1(d), and 7.1(b), or (ii) proceed to the Closing under this Agreement and accept title to the Real Property, subject to such uncured Unpermitted Exception(s) (which shall thereafter be deemed to be Permitted Exceptions), without any credit against the Purchase Price for any such uncured Unpermitted Exception(s). If Purchaser does not terminate this Agreement under clause (i) of the preceding sentence by the expiration of such three (3) Business Day period for Purchaser to do so, Purchaser shall be deemed to have elected the option in clause (ii) of the preceding sentence. Anything in this Agreement to the contrary notwithstanding, the Closing Date with respect to such Property or all Properties, at Seller’s election, shall be extended to the fifth (5th) Business Day after the later of: (x) in the event Seller has elected to cure any Unpermitted Exception, Seller’s delivery to Purchaser of a supplement to the Title Commitment evidencing Seller’s cure of any Unpermitted Exception in accordance with this Section 4.2(d); and (y) the expiration of Purchaser’s right to terminate this Agreement with respect to the applicable Property during the three (3) Business Day period following the receipt of the Seller Cure Notice or the expiration of the Exception Election Period, as the case may be. Notwithstanding the foregoing, if Purchaser elects to terminate this Agreement under this Section 4.2(d) with respect to the applicable Property affected by such Unpermitted Exception, Seller shall have the right, within ten (10) days of Purchaser’s election to terminate, to elect to terminate this Agreement with respect to the other Properties. If Seller fails to make an election within such time period, Seller shall be conclusively deemed to have elected to proceed to Closing with respect to the unaffected Properties.

(e) Other Title Company. If the Title Company does not agree to remove, waive or insure over any Unpermitted Exception(s), but another nationally recognized, financially sound title insurance company that is reasonably acceptable to Purchaser is willing to issue the Title Policy without such Unpermitted Exception(s), then Seller shall have the right to obtain, and Purchaser shall accept, a Title Policy from such other title insurance company which otherwise shall satisfy the requirements of Section 8.2(d) (in which case the term “Title Company” shall be deemed to refer to such other title insurance company, and the term “Escrow Agent” shall be deemed to refer to the escrow agent of such other title insurance company for all purposes in this Agreement).

(f) Extension of Closing Date. If Seller is unable to cure prior to the Closing any Unpermitted Exceptions which Seller has elected in its sole discretion to cure, Seller shall have the right to postpone the Closing and extend the Closing Date for up to thirty (30) days by providing written notice to Purchaser no later than three (3) Business Days prior to the originally scheduled Closing Date with respect to the applicable Property affected by such Unpermitted Exception or with respect to all Properties, at Seller’s election.

Section 4.3 LIMITATION ON SELLER’S REPRESENTATIONS AND WARRANTIES. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY CLOSING DOCUMENT, (I) THE PURCHASE OF THE PROPERTY SHALL BE ON AN “AS IS”, “WHERE IS”, “WITH ALL FAULTS BASIS”, SUBJECT TO REASONABLE WEAR AND TEAR FROM THE DATE OF THIS AGREEMENT UNTIL THE CLOSING, AND (II) NONE OF SELLER, MANAGER, EMPLOYER OR ANY OF THEIR AFFILIATES, NOR ANY OF THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES, DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, NOR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING, HAVE MADE ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO THE HOTEL OR ANY ASPECT THEREOF OR THE PROPERTY OR ANY PORTION THEREOF, WRITTEN OR ORAL, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY REPRESENTATION OR WARRANTY AS TO (A) THE CONDITION, QUANTITY, QUALITY, USE, OCCUPANCY OR OPERATION OF THE PROPERTY OR ANY PORTION THEREOF, (B) THE PAST, PRESENT OR FUTURE REVENUES OR EXPENSES WITH RESPECT TO THE HOTEL, (C) THE COMPLIANCE OF THE PROPERTY OR ANY PORTION THEREOF OR THE OPERATION OF THE HOTEL WITH ANY ZONING REQUIREMENTS, BUILDING CODES OR OTHER APPLICABLE LAW, OR (D) THE ACCURACY OF ANY ENVIRONMENTAL REPORTS OR OTHER INFORMATION SET FORTH IN THE SELLER DUE DILIGENCE MATERIALS PROVIDED TO PURCHASER WHICH WERE PREPARED FOR OR ON BEHALF OF SELLER. PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER IS NOT RELYING ON ANY STATEMENT MADE OR INFORMATION PROVIDED TO PURCHASER BY SELLER, MANAGER, EMPLOYER OR ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES, DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER IN THIS AGREEMENT OR ANY CLOSING DOCUMENT EXECUTED BY SELLER.

PURCHASER ACKNOWLEDGES THAT SELLER MAY BE REQUIRED TO DISCLOSE IF ANY OF THE SF PROPERTY LIES WITHIN THE FOLLOWING NATURAL HAZARD AREAS OR ZONES: (A) A SPECIAL FLOOD HAZARD AREA (ANY TYPE ZONE “A” OR “V”) DESIGNATED BY THE FEDERAL EMERGENCY MANAGEMENT AGENCY (CAL. GOV. CODE § 8589.3); (B) AN AREA OF POTENTIAL FLOODING SHOWN ON A DAM FAILURE INUNDATION MAP DESIGNATED PURSUANT TO CAL. GOV. CODE § 8589.5 (CAL. GOV. CODE § 8589.4); (C) A VERY HIGH FIRE HAZARD SEVERITY ZONE DESIGNATED PURSUANT TO CAL. GOV. CODE § 51178 OR 51179 (IN WHICH EVENT THE OWNER MAINTENANCE OBLIGATIONS OF CAL.

GOV. CODE § 51182 WOULD APPLY) (CAL. GOV. CODE § 51183.5); (D) A WILDLAND AREA THAT MAY CONTAIN SUBSTANTIAL FOREST FIRE RISKS AND HAZARDS DESIGNATED PURSUANT TO CAL. PUB. RESOURCES CODE § 4125 (IN WHICH EVENT (I) THE REAL PROPERTY OWNER WOULD BE SUBJECT TO THE MAINTENANCE REQUIREMENTS OF CAL. PUB. RESOURCES CODE § 4291 AND (II) IT WOULD NOT BE THE GOVERNMENT’S RESPONSIBILITY TO PROVIDE FIRE PROTECTION SERVICES TO ANY BUILDING OR STRUCTURE LOCATED WITHIN THE WILDLAND AREA EXCEPT, IF APPLICABLE, PURSUANT TO CAL. PUB. RESOURCES CODE § 4129 OR PURSUANT TO A COOPERATIVE AGREEMENT WITH A LOCAL AGENCY FOR THOSE PURPOSES PURSUANT TO CAL. PUB. RESOURCES CODE § 4142) (CAL. PUB. RESOURCES CODE § 4136); (E) AN EARTHQUAKE FAULT ZONE (CAL PUB. RESOURCES CODE § 2621.9); OR (F) A SEISMIC HAZARD ZONE (AND, IF APPLICABLE, WHETHER A LANDSLIDE ZONE OR LIQUEFACTION ZONE) (CAL. PUB. RESOURCES CODE § 2694). PURCHASER ACKNOWLEDGES THAT SELLER HAS DIRECTED ESCROW AGENT TO RETAIN A QUALIFIED PROVIDER TO EXAMINE THE MAPS AND OTHER INFORMATION MADE AVAILABLE TO THE PUBLIC BY GOVERNMENT AGENCIES FOR THE PURPOSE OF ENABLING SELLER TO FULFILL ITS DISCLOSURE OBLIGATIONS WITH RESPECT TO THE ACT AND TO PREPARE THE WRITTEN REPORT OF THE RESULT OF ITS EXAMINATION (THE “REPORT”). PURCHASER ACKNOWLEDGES THAT THE REPORT FULLY AND COMPLETELY DISCHARGES SELLER FROM ITS DISCLOSURE OBLIGATIONS UNDER THE ACT AND UNDER CALIFORNIA CIVIL CODE SECTIONS 1102 THROUGH 1102.17. PURCHASER ACKNOWLEDGES AND AGREES THAT NOTHING CONTAINED IN THE DISCLOSURE STATEMENT RELEASES PURCHASER FROM ITS OBLIGATION TO FULLY INVESTIGATE AND SATISFY ITSELF WITH THE CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, WHETHER ANY OF THE SF PROPERTY IS LOCATED IN ANY NATURAL HAZARD AREA.

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TO THE FULLEST EXTENT PERMITTED BY LAW, PURCHASER (AND ANYONE CLAIMING BY, THROUGH OR UNDER PURCHASER) HEREBY FULLY AND IRREVOCABLY RELEASES SELLER, MANAGER AND ALL OF THEIR AFFILIATES, SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES, DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES, AGENTS AND REPRESENTATIVES (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ANY AND ALL CLAIMS THAT PURCHASER MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES FOR ANY LOSSES, WHETHER FORESEEN OR UNFORESEEN, ARISING FROM OR RELATED IN ANY WAY TO THE PROPERTY, INCLUDING WITHOUT LIMITATION, ALL ENVIRONMENTAL LIABILITIES (WHICH SHALL INCLUDE, WITHOUT LIMITATION, ALL LOSSES AND CLAIMS ARISING UNDER ANY ENVIRONMENTAL LAWS (INCLUDING, WITHOUT LIMITATION, CERCLA), AS WELL AS ANY AND ALL COMMON LAW CLAIMS), EXCEPT FOR CLAIMS AGAINST SELLER BASED UPON SELLER’S REPRESENTATIONS, WARRANTIES OR INDEMNITIES CONTAINED IN THIS AGREEMENT OR IN ANY DOCUMENTS OF CONVEYANCE DELIVERED BY SELLER TO PURCHASER IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESS TERMS AND PROVISIONS INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO UNKNOWN AND UNSUSPECTED LOSSES. WITH RESPECT TO THE RELEASE SET FORTH HEREIN RELATING TO UNKNOWN AND UNSUSPECTED LOSSES, PURCHASER HEREBY SPECIFICALLY ACKNOWLEDGES THAT SUCH RELEASE IS MADE WITH THE ADVICE OF COUNSEL AND WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CONSEQUENCES AND EFFECTS OF SUCH RELEASE AND THAT SUCH RELEASE IS A MATERIAL PART OF THIS AGREEMENT.

IN ACCORDANCE WITH THE RELEASE PROVIDED IN THIS SECTION 4.3, PURCHASER, ON BEHALF OF ITSELF AND ANYONE CLAIMING BY, THROUGH OR UNDER PURCHASER, WAIVES ALL RIGHTS UNDER CALIFORNIA CIVIL CODE SECTION 1542 (AND ALL SIMILAR STATUTES IN ALL OTHER STATES) WHICH STATES IN FULL AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BY INITIALING THIS AGREEMENT CLAUSE, PURCHASER ACKNOWLEDGES THAT THIS SECTION HAS BEEN READ AND FULLY UNDERSTOOD, AND THAT PURCHASER HAS HAD THE CHANCE TO ASK QUESTIONS OF ITS COUNSEL ABOUT ITS MEANING AND SIGNIFICANCE.

                             PURCHASER’S INITIALS

UPON CONSUMMATION OF THE CLOSING HEREUNDER, THE FOREGOING RELEASE SHALL BE DEEMED TO BE RESTATED AND MADE AGAIN ON THE CLOSING DATE. THE PROVISIONS OF THIS SECTION 4.3 ARE MATERIAL AND INCLUDED AS A MATERIAL PORTION OF THE CONSIDERATION GIVEN TO SELLER BY PURCHASER IN EXCHANGE FOR SELLER’S PERFORMANCE HEREUNDER. THE PROVISIONS CONTAINED IN THIS SECTION 4.3 SHALL NOT MERGE WITH THE TRANSFER OF TITLE AND SHALL SURVIVE THE CLOSING AND THE RECORDATION OF THE CONVEYANCE DOCUMENTS OR THE TERMINATION OF THIS AGREEMENT FOR ANY REASON.

Section 4.4 Reliance on the Title Policy. Notwithstanding anything contained in this Agreement to the contrary, with respect to all matters affecting title to the Real Property, and any liens or other encumbrances affecting the Real Property, Purchaser acknowledges and agrees that it is relying upon the Title Policy. If Purchaser has a claim under the Title Policy, the subject matter of which may also constitute a breach of any representation, warranty, or covenant made by Seller in this Agreement or in any Closing Document, Purchaser shall look initially to the Title Policy for recovery on such claim and Purchaser shall diligently pursue such claim against the Title Company including all available appeals and only after exhausting such remedy shall Purchaser make any claims against Seller with respect to such matters and only to the extent Purchaser was unable to recover any amounts from the Title Company; provided that, if Purchaser otherwise has a claim against Seller for such title matter under the terms of this Agreement and Purchaser delivers a claim notice with respect to any such claim in the manner (and within the time period) described in Section 5.5(B), such claim shall toll so long as Purchaser continues to pursue its claim against the Title Company, but Purchaser shall have no right to recover under such protective claim to the extent Purchaser is able to recover any such amounts from the Title Company. This Section shall survive the Closing.

ARTICLE V

SELLER’S REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties. To induce Purchaser to enter into this Agreement and to consummate the transaction contemplated herein, each Seller (severally and not jointly) hereby makes the representations and warranties in this Section 5.1 with respect to itself and its Hotel and its Property, as of the Effective Date and as of the Closing (except to the extent that such representation or warranty expressly relates to an earlier date, in which case it shall be true and correct as of such earlier date), subject to the limitations set forth in Sections 4.3, 5.2 and 5.3, upon which each Seller acknowledges and agrees that Purchaser is entitled to rely.

(a) Organization and Power. Such Seller is duly formed or organized, validly existing and in good standing in the jurisdiction of its formation or organization, and is qualified to do business in the jurisdiction in which its Hotel is located, and has all requisite power and authority to own and operate its Hotel as currently owned and operated.

(b) Authority and Binding Obligation. (i) Such Seller has full power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed and delivered by such Seller under this Agreement, and to perform all obligations arising under this Agreement and such other documents, (ii) the execution by the undersigned on behalf of such Seller, and the delivery and performance of this Agreement by such Seller has been duly and validly authorized by all necessary action on the part of such Seller, and (iii) this Agreement and such other documents now or hereafter to be executed and delivered by such Seller under this Agreement, when executed and delivered, will each constitute the legal, valid and binding obligations of such Seller enforceable against such Seller in accordance with its terms, except to the extent Purchaser itself is in default hereunder.

(c) Consents and Approvals; No Conflicts. Subject to the recordation of any Closing Documents as appropriate, and except as disclosed in Schedule 5.1(c) or required under any Contract or Equipment Lease, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for the consummation by such Seller of the transaction contemplated by this Agreement, except to the extent the failure to obtain such permit, authorization, consent or approval would not have a material adverse effect on the ownership or operation of its Hotel, and (ii) neither the execution and delivery of this Agreement by such Seller, nor the consummation by such Seller of the transaction contemplated under this Agreement, nor compliance by such Seller with any of the terms of this Agreement will: (A) violate any provision of such Seller’s organizational or governing documents; (B) violate any Applicable Law to which such Seller is subject; or (C) result in the creation or imposition of any lien or encumbrance on such Seller’s Property or any portion thereof.

(d) Bankruptcy. Seller is not the subject debtor under any federal, state or local bankruptcy or insolvency proceeding, or any other proceeding for dissolution, liquidation or winding up of its assets.

(e) Title to Personal Property. Except for any equipment (such as computers, vehicles, copiers and the like) customarily leased at hotels, and as set forth on Schedule 5.1(e), such Seller has good and valid title to all tangible Personal Property related to its Property (other than the Excluded Property), which in each case shall be free and clear of all liens and encumbrances as of the Closing.

(f) Condemnation. Seller has received no written notice of any pending or threatened condemnation actions with respect to the Property that remain pending.

(g) Litigation. Except as set forth on Schedule 5.1(g), (i) neither such Seller nor, to Seller’s Knowledge, Manager has (x) been served with any court filing in any litigation with respect to its Hotel in which such Seller or Manager is named a party, or (y) received written notice of any charge or complaint from any Governmental Authority or other Person pursuant to any administrative, arbitration or similar adjudicatory proceeding in which such Seller or Manager is a named party with respect to its Hotel which has not been settled or dismissed, and (ii) to Seller’s Knowledge, no such proceeding is otherwise pending or threatened in writing which has not been resolved or abandoned.

(h) Violations. Neither Seller nor, to Seller’s Knowledge, Manager has received any written notice from any Governmental Authority alleging a violation of any Applicable Law with respect to the Property that has not been corrected.

(i) Employees.

(i) Seller is not the employer of any of the Employees.

(ii) Except for the Union Contract, neither Seller nor Manager is party to any collective bargaining agreement or union contract with respect to the Employees working at the Hotel.

(iii) To Seller’s Knowledge, within the past six (6) months, neither Seller nor Manager has effectuated a “plant closing” (as defined in the WARN Act or similar state or local laws) affecting the Hotel, there has not occurred a “mass layoff” (as defined in the WARN Act or similar state or local laws) in connection with Seller or Manager affecting the Hotel.

(j) Finders and Investment Brokers. Except for the Broker, such Seller has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of such Seller in connection with the transaction contemplated by this Agreement in a manner which would entitle such Person to any fee or commission in connection with this Agreement or the transaction contemplated in this Agreement. Such Seller shall indemnify Purchaser Indemnitees from and against any Losses incurred by Purchaser Indemnitees as a result of any inaccuracy of the representation contained in this Section 5.1(j). The indemnity in this Section 5.1(j) shall survive the Closing or termination of this Agreement.

(k) Foreign Person. Such Seller is not a “foreign person” for purposes of the withholding provisions of Section 1445 of the Code.

(l) Anti-Terrorism Laws.

(i) Neither such Seller nor, to such Seller’s Knowledge, its Affiliates, is in violation of any laws relating to terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56 and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Executive Order”) (collectively, the “Anti-Money Laundering and Anti-Terrorism Laws”).

(ii) Neither such Seller nor, to such Seller’s Knowledge, its Affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.

(iii) Neither such Seller nor, to Seller’s Knowledge, its Affiliates in any capacity in connection with the sale or purchase of the Property (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in the lists set forth in the preceding paragraph; (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (C) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws.

(iv) Neither such Seller, nor, to Seller’s Knowledge, any person controlling or controlled by such Seller, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)).

(v) Such Seller understands and acknowledges that Purchaser may become subject to further anti-money laundering regulations, and agrees to execute instruments, provide information, or perform any other acts as may reasonably be requested by Purchaser, for the purpose of: (i) carrying out due diligence as may be required by Applicable Law to establish such Seller’s identity and source of funds; (ii) maintaining records of such identities and sources of funds, or verifications or certifications as to the same; and (iii) taking any other actions as may be required to comply with and remain in compliance with anti-money laundering regulations applicable to such Seller.

(m) Material Contracts. To such Seller’s Knowledge, all of the Material Contracts related to its Hotel are in full force and effect, and such Seller has neither given nor received written notice of any violation of any Material Contract that remains uncured.

(n) Tenant Leases. To Seller’s Knowledge, there are no Tenant Leases that will affect the Property following the Closing except as set forth on Schedule 5.1(n). Seller has delivered to Purchaser correct and complete copies of each Tenant Lease. To Seller’s Knowledge, all of the Tenant Leases are in full force and effect, neither Seller nor Manager has given or received written notice of any violation of any Lease that remains uncured, and to Seller’s Knowledge, no such violations exist.

(o) Permits. To Seller’s Knowledge, the copies of the Licenses and Permits that have been provided to Purchaser are true and correct copies. To Seller’s Knowledge, all such Permits and Licenses are in full force and effect (except as otherwise disclosed on such Schedule) or the failure of which would not have a material adverse effect on the value of, title to or use or operation of the applicable Property taken as a whole. Neither Seller nor, to Seller’s Knowledge, Manager has received any written notice of any violation of any material Permit or License that remains uncured.

(p) Financial Information. Seller has provided to Purchaser a copy of the unaudited financial statements for the Hotel’s operating years ending December 31, 2017 and December 31, 2016, and the monthly operating statements for the month of January 2018 for the Property as received by Seller from Manager (“Financial Statements”) which Financial Statements reflect the financial condition of the Property in all material respects.

(q) Taxes. Neither Seller nor Manager has received written notice of any audit or any delinquency with respect to any Property Taxes payable with respect to the Property or the Hotel, which audit or delinquency has not been resolved. Seller is not currently contesting or appealing any of such Property Taxes.

(r) Maui Condo Documents. To Seller’s Knowledge, (i) Seller has provided to Purchaser correct and complete copies of each of the Maui Condo Documents in Seller’s possession, (ii) each of which agreements is in full force and effect, and, (iii) Seller has not received any written notice of default under any of such agreements.

(s) Seller Contracts. To Seller’s Knowledge, (i) Seller has provided to Purchaser correct and complete copies of each of the Coconut Point Beach Access Agreements and the Coconut Point Golf Access Agreements in Seller’s possession, (ii) each of which agreements is in full force and effect, and, (iii) Seller has not received any written notice of default under any of such agreements.

(t) Environmental Matters. Seller has not received any written notice from any Governmental Authority of any actual or threatened obligation to undertake or bear the cost of any clean-up, removal, containment, or other remediation under any Environmental Law with respect to the Property which remains unperformed or has not been cured.

Section 5.2 Amendment to Representations, Warranties and Schedules. Notwithstanding anything to the contrary in this Agreement, each Seller shall have the right to amend and supplement the representations and warranties contained in Section 5.1 of this Agreement and the schedules to this Agreement from time to time to the extent such Seller did not have Knowledge as of the date of this Agreement of the matter being disclosed in such amendment or supplement or to the extent that facts regarding such matter changed subsequent to the making of the representation and warranty by providing a written copy of such amendment or supplement to Purchaser. No such amendment or supplement or the subject matter thereof shall be deemed a default by any Seller under this Agreement. If such amendment or supplement contains a material modification to any representation or warranty contained in Section 5.1 which has a material adverse effect on the value of, title to or use or operation of the applicable Property taken as a whole, Purchaser may elect, no later than five (5) days after receipt of Seller’s notice, to proceed to the Closing notwithstanding such amendment or supplement or terminate this Agreement with respect to the applicable Property affected by such amendment or supplement, in which case Escrow Agent shall refund the Earnest Money with respect to the applicable Property to Purchaser upon Purchaser’s satisfaction of its obligations under Sections 4.1(c), 4.1(d) and 7.1(b). If Purchaser does not make such election within such five (5) day period, Purchaser shall be deemed to have elected to proceed to the Closing. Each Seller’s representations and warranties shall be deemed modified by any amendment or supplement delivered in accordance with this Section 5.2. Notwithstanding the foregoing, if Purchaser elects to terminate this Agreement under this Section 5.2 with respect to the applicable Property affected by such amendment or supplement, Seller shall have the right, within ten (10) days of Purchaser’s election to terminate, to elect to terminate this Agreement with respect to the other Properties.

Section 5.3 Effect of Purchaser’s Knowledge. If Purchaser has Knowledge prior to the Closing of a breach of any representation or warranty made by Seller in this Agreement and Purchaser nevertheless elects to close this transaction, such representation or warranty by Seller with respect to such matter shall be deemed to be modified to reflect such Purchaser’s Knowledge.

Section 5.4 Survival. All representations and warranties of Seller under this Agreement shall survive the Closing and not merge into the Closing Documents for a period commencing on the Closing Date and expiring at 5:00 p.m. (Central Time) on the date which is nine (9) months after the Closing Date (the “Survival Period”), provided that Seller’s representations and warranties set forth in Section 5.1(b) (“Seller’s Fundamental Representations”) shall survive until which is two years after the Closing Date.

Section 5.5 Limitations on Liability. Notwithstanding anything to the contrary in this Agreement, Purchaser acknowledges and agrees that it shall have no claim against any Seller for any breaches of the representations and warranties contained in this Agreement (and as may be updated pursuant to Section 5.2 hereof) (A) to the extent that the aggregate amount of all Losses incurred by Purchaser arising from such breaches (i) does not exceed an amount equal to One Hundred Thousand Dollars ($100,000) for the applicable Property (the “Deductible”), and if such Losses for the applicable Property exceed the Deductible, Purchaser shall be entitled to receive the entire amount of the Losses (without deduction for the Deductible), and/or (ii) exceeds the amount resulting from multiplying the percentage of the Purchase Price allocated to the applicable Property by Fifteen Million Dollars ($15,000,000) (the “Cap”) and (B) unless Purchaser has given Seller written notice claiming such Losses, stating in reasonable detail the factual basis for such claim and providing supporting documentation for the claim, within the Survival Period. If any at time this Agreement is terminated for one or more Properties, but not all the Properties, then the Cap will be proportionately reduced based on the Purchase Price allocation set forth on Schedule 3.2. All liabilities and obligations under the representations and warranties of Seller contained in this Agreement shall lapse and be of no further force or effect after the last day of the Survival Period, except with respect to any matter contained in a claim notice described in item (B) in the preceding sentence delivered on or before the last day of the Survival Period. Except for claims based on fraud, this Section 5.5 shall apply to all Purchaser’s post-closing claims for breaches of representations and warranties contained in this Agreement.

(a) Effect of Taxes and Insurance. The amount of any Losses for which Purchaser is entitled under this Article V shall be net of any tax benefits realized or insurance proceeds received by Purchaser.

ARTICLE VI

PURCHASER’S REPRESENTATIONS AND WARRANTIES

Section 6.1 Representations and Warranties. To induce Seller to enter into this Agreement and to consummate the transaction contemplated hereby, Purchaser hereby makes the representations and warranties in this Section 6.1, subject to the limitation in Section 6.2, upon which Purchaser acknowledges and agrees that Seller is entitled to rely.

(a) Organization and Power. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as of the Closing Date will be authorized to do business in the jurisdictions where the Properties are located.

(b) Authority and Binding Obligation. (i) Purchaser has full power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed and delivered by Purchaser under this Agreement, and to perform all obligations arising under this Agreement and such other documents, (ii) the execution by the undersigned on behalf of Purchaser, and the delivery and performance of this Agreement by Purchaser has been duly and validly authorized by all necessary action on the part of Purchaser, and (iii) this Agreement and such other documents now or hereafter to be executed and delivered by Purchaser under this Agreement, when executed and delivered, will each constitute the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms, except to the extent Seller itself is in default hereunder.

(c) Consents and Approvals; No Conflicts. (i) No filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for the consummation by Purchaser of its obligations under this Agreement, and (ii) neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transaction contemplated under this Agreement, nor compliance by Purchaser with any of the terms of this Agreement will: (A) violate any provision of the organizational or governing documents of Purchaser; (B) violate any Applicable Law to which Purchaser is subject; or (C) result in a violation or breach of or constitute a default under any contract, agreement or other instrument or obligation to which Purchaser is a party or by which any of Purchaser’s properties are subject.

(d) Finders and Investment Brokers. Except for Broker, Purchaser has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of Purchaser in connection with the transaction contemplated by this Agreement in any manner which would entitle such Person to any fee or commission in connection with this Agreement or the transaction contemplated in this Agreement. Purchaser shall indemnify Seller Indemnitees from and against any Losses incurred by Seller Indemnitees as a result of any inaccuracy of the representation contained in this Section 6.1(d). The indemnity in this Section 6.1(d) shall survive the Closing or termination of this Agreement.

(e) Anti-Terrorism Laws.

(i) None of Purchaser or, to Purchaser’s Knowledge, its Affiliates, is in violation of any Anti-Money Laundering and Anti-Terrorism Laws.

(ii) None of Purchaser or, to Purchaser’s Knowledge, its Affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.

(iii) None of Purchaser or, to Purchaser’s Knowledge, its Affiliates in any capacity in connection with the purchase of the Property (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in the lists set forth in the preceding paragraph; (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (C) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws.

(iv) Purchaser understands and acknowledges that Seller may become subject to further anti-money laundering regulations, and agrees to execute instruments, provide information, or perform any other acts as may reasonably be requested by Seller, for the purpose of: (i) carrying out due diligence as may be required by Applicable Law to establish Purchaser’s identity and source of funds; (ii) maintaining records of such identities and sources of funds, or verifications or certifications as to the same; and (iii) taking any other actions as may be required to comply with and remain in compliance with anti-money laundering regulations applicable to Purchaser.

(v) Neither Purchaser, nor, to Purchaser’s Knowledge, any person controlling or controlled by Purchaser, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)).

(f) No Financing Condition. Purchaser acknowledges and agrees that Purchaser’s obligations under this Agreement are not conditioned or contingent upon Purchaser obtaining financing from a third party or otherwise.

Section 6.2 Effect of Seller’s Knowledge. If Seller has Knowledge prior to the Closing of a breach of any representation or warranty made by Purchaser in this Agreement and Seller nevertheless elects to close this transaction, such representation or warranty by Purchaser with respect to such matter shall be deemed to be modified to reflect such Seller’s Knowledge.

Section 6.3 Survival. All representations and warranties of Purchaser under this Agreement shall survive the Closing and shall not merge into any of the Closing Documents.

ARTICLE VII

COVENANTS

Section 7.1 Confidentiality.

(a) Disclosure of Confidential Information.

(i) Purchaser shall keep confidential and not disclose to any Person the existence or any terms of this Agreement (“Agreement Information”), any information disclosed by the Inspections or in the Seller Due Diligence Materials or Purchaser Due Diligence Reports, and any other documents, materials, data or other information with respect to the Hotel which is not generally known to the public together with the Agreement Information, (the “Confidential Information”); provided, however, that Purchaser shall be permitted to (i) disclose any Confidential Information to the extent required by court order or under Applicable Law, including the rules of any securities exchange, or (ii) disclose any Confidential Information to any Person on a “need-to-know” basis, such as their respective directors, officers, partners, members, employees, attorneys, accountants, engineers, surveyors, consultants, lenders, investors, managers, franchisors and such other Persons whose assistance is required to consummate the transactions contemplated in this Agreement; provided, however, that Purchaser shall (A) advise such Person of the confidential nature of such Confidential Information, and (B) use commercially reasonable efforts to cause such Person to maintain the confidentiality of such information.

(ii) Purchaser and Seller shall not, and shall cause any Affiliates not to, issue any press release, public announcement or other disclosure concerning this Agreement or the transactions contemplated by the terms hereof without obtaining the prior written approval of the other Party, which approval will not be unreasonably withheld, conditioned or delayed, unless, in the reasonable judgment of Seller or Purchaser, disclosure is otherwise required by Applicable Law including the rules of any securities exchange, provided that, to the extent required by such Applicable Law, the Party intending to make such release, public announcement or disclosure shall use commercially reasonable efforts, consistent with such Applicable Law, to consult with the other Party with respect to the text thereof prior to the issuance of such release, public announcement or disclosure. Notwithstanding the foregoing, the parties expressly acknowledge and consent to the filing of this Agreement with the Securities and Exchange Commission upon execution.

(iii) This Section 7.1(a) shall survive the termination of this Agreement and, with respect to the Agreement Information, shall survive the Closing.

(b) Return of Seller Due Diligence Materials. If this Agreement is terminated, upon Seller’s request, (i) Purchaser promptly shall return or destroy all original Seller Due Diligence Materials provided by Seller to Purchaser, (ii) Purchaser shall destroy all copies and other reproductions made of any Seller Due Diligence Materials and certify to Seller in writing that Purchaser has completed such destruction, and (iii) Purchaser shall promptly deliver to Seller copies of all third-party reports prepared by or for Purchaser in connection with the Inspections. This Section 7.1(b) shall survive termination of this Agreement.

(c) Communication with Employees. Purchaser shall not, through its employees, agents, representatives or any other Person, directly or indirectly, initiate or pursue any communication with any Employees or any Person representing any Employees involving any matter with respect to the Hotel, the Employees or this Agreement, other than the general manager of the Hotel, without Seller’s prior written consent in each case and instance, which may be withheld, in Seller’s sole discretion, unless such communication is arranged by Seller.

Section 7.2 Operation of the Hotel Prior to the Closing.

(a) Operation in Ordinary Course of Business. From the Effective Date until the Closing or earlier termination of this Agreement, Seller shall operate the Hotel in the Ordinary Course of Business, including, without limitation, (i) maintaining all existing insurance coverages related to the Hotel in the Ordinary Course of Business, (ii) maintaining the inventories of Supplies, F&B and Retail Merchandise in the Ordinary Course of Business, (iii) performing maintenance and repairs for the Hotel in the Ordinary Course of Business, (iv) paying all debts and taxes with respect to the Hotel in the Ordinary Course of Business, (v) complying with material terms of Material Contracts in the Ordinary Course of Business, subject to Section 7.2(b) below, and (vi) continuing to implement the capital improvement program for the Hotel in the Ordinary Course of Business.

(b) Contracts. Until the Closing or earlier termination of this Agreement, Seller shall not (i) amend, modify, extend, renew or terminate any Material Contracts, or Leases, in each case without Purchaser’s prior written consent which shall not be unreasonably withheld, conditioned or delayed, except in the Ordinary Course of Business or to the extent of any contractual obligations thereunder, nor (ii) enter into any new Material Contracts or Leases.

Section 7.3 Licenses and Permits.

(a) Seller shall maintain and renew all Licenses and Permits in full force and effect. Purchaser shall be responsible for obtaining the transfer of all Licenses and Permits (to the extent transferable) or the issuance of new licenses and permits. Purchaser, at its sole cost and expense, shall submit all necessary applications and other materials to the appropriate Governmental Authority and take such other actions to effect the transfer of Licenses and Permits or issuance of new licenses and permits (excluding, for clarify, the Liquor License except as provided below). Seller shall use commercially reasonable efforts (at no cost or expense to Seller other than any de minimis cost or expense or any cost or expense which Purchaser agrees in writing to reimburse) to cooperate with Purchaser to cause the Licenses and Permits to be transferred or new licenses and permits to be issued to Purchaser. Purchaser shall not post any notices with respect to any Licenses or Permits, or the transfer thereof, without the prior written consent of Seller, not to be unreasonably withheld.

(b) Notwithstanding anything to the contrary in this Section 7.3, Purchaser shall submit all necessary applications and other materials to the appropriate Government Authority in order to obtain a temporary Liquor License for Purchaser with respect to the Coconut Point Property as of the Closing. Seller shall use commercially reasonable efforts (at no cost or expense to Seller other than any de minimis cost or expense or any cost or expense which Purchaser agrees in writing to reimburse) to cooperate with Purchaser in obtaining such Liquor License.

(c) Notwithstanding anything to the contrary in this Section 7.3, issuance of any Licenses and Permits, including the Liquor License for the Coconut Point Property, shall not be a condition precedent to Purchaser’s obligation to proceed with Closing.

Section 7.4 Bookings. Purchaser shall assume and honor all Bookings for any period on or after the Closing Date, including, without limitation, any Bookings by any Person in redemption of any gift certificates or any benefits accrued under the World of Hyatt® Program, any Bookings under any special promotions, employee Bookings, pre-paid Bookings or Bookings for which a deposit was made and for which Purchaser received a credit on the Closing Date. Purchaser shall be responsible for any and all refunds associated with any of the foregoing. Seller shall promptly reimburse Purchaser for any payments for any Bookings paid for with gift certificates of Seller in an amount equal to the amount received by Seller or its Affiliate for such gift certificate, or if no charge was made therefor, either 50% of the face amount thereof, or, if applicable, $50 per room night for any free room gift certificates. This Section 7.4 shall survive the Closing.

Section 7.5 Tax Contests.

(a) Taxable Period Terminating Prior to Closing Date. Seller shall retain the right to commence, continue and settle any proceeding to contest any Taxes for any taxable period which terminates prior to the Closing Date, and shall be entitled to any refunds or abatements of Taxes awarded in such proceedings.

(b) Taxable Period Including the Closing Date. Seller shall have the right to commence, continue and settle any proceeding to contest any Taxes for any taxable period which includes the Closing Date. Notwithstanding the foregoing, if Purchaser desires to contest any Taxes for such taxable period and Seller has not commenced any proceeding to contest any such Taxes for such taxable period, Purchaser shall provide written notice requesting that Seller contest such Taxes. If Seller desires to contest such Taxes, Seller shall provide written notice to Purchaser within thirty (30) days after receipt of Purchaser’s request confirming that Seller will contest such Taxes, in which case Seller shall proceed to contest such Taxes, and Purchaser shall not have the right to contest such Taxes. If Seller fails to provide such written notice confirming that Seller will contest such Taxes within such thirty (30) day period, Purchaser shall have the right to contest such Taxes. Any refunds or abatements awarded in such proceedings shall be used first to reimburse the Party contesting such Taxes for the reasonable costs and expenses incurred by such Party in contesting such Taxes, and the remainder of such refunds or abatements shall be prorated between Seller and Purchaser as of the Cut-Off Time, and the Party receiving such refunds or abatements promptly shall pay such prorated amount due to the other Party.

(c) Taxable Period Commencing On or After Closing Date. Purchaser shall have the right to commence, continue and settle any proceedings to contest Taxes for any taxable period which commences on or after the Closing Date, and shall be entitled to any refunds or abatements of Taxes awarded in such proceedings.

(d) Cooperation. Seller and Purchaser shall use commercially reasonable efforts to cooperate with the Party contesting the Taxes (at no cost or expense to the Party not contesting the Taxes other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) and to execute and deliver any documents and instruments reasonably requested by the Party contesting the Taxes in furtherance of the contest of such Taxes.

(e) Survival. The provisions of this Section 7.5 shall survive the Closing.

Section 7.6 Notices and Filings. Seller and Purchaser shall use commercially reasonable efforts to cooperate with each other (at no cost or expense to the Party whose cooperation is requested, other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) to provide written notice to any Person under any Tenant Leases, Contracts, Licenses and Permits, the Liquor License (to the extent applicable), and to effect any registrations or filings with any Governmental Authority or other Person, regarding the change in ownership or operation of the Hotel. Seller shall have the right, at its sole cost and expense, to send any other announcements of the change in ownership and operation of the Hotel to the extent required by any contractual obligations of Seller if Seller reasonably deems necessary with prior consultation with Purchaser. This Section 7.6 shall survive the Closing.

Section 7.7 Access to Information. After the Closing, Purchaser shall provide reasonable access to the officers, employees, agents and representatives of any Seller Indemnitees to (i) Purchaser’s books and records for the Hotel for any purpose deemed necessary or advisable by Seller, including, without limitation, to facilitate the preparation of any documents required to be filed by Seller under Applicable Law or the resolution of any audit, litigation or other proceeding, claim or charge made by any Person or insurance claim involving Seller or any of its Affiliates, (ii) the Property to conduct any examinations, tests, investigations or studies of the Property (provided, however, that Seller shall not conduct any invasive examinations, tests, investigations or studies of the Property, without obtaining Purchaser’s prior written consent, which may be withheld in Purchaser’s sole discretion), and (iii) the employees of Purchaser (or Purchaser’s manager) whose assistance or testimony is deemed necessary or advisable by Seller to assist Seller in evaluating or defending any audit, litigation or other proceeding, claim or charge made by any Person or insurance claim involving any Seller Indemnitees; provided, however, that (A) such Seller Indemnitees shall provide reasonable prior notice to Purchaser; (B) Purchaser shall not be required to provide such access during non-business hours; (C) Purchaser shall have the right to accompany the officer, employees, agents or representatives of such Seller Indemnitees in providing access to its books and records, the Property or the employees of Purchaser (or Purchaser’s manager) as provided in this Section 7.7. Purchaser, at its cost and expense, shall retain all books and records with respect to the Hotel for a period of seven (7) years after the Closing. This Section 7.7 shall survive the Closing.

Section 7.8 Further Assurances. From the date of this Agreement until the Closing or termination of this Agreement, Seller and Purchaser shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transaction contemplated in this Agreement, including, without limitation, (i) obtaining all necessary consents, approvals and authorizations required to be obtained from any Governmental Authority or other Person under this Agreement or Applicable Law, and (ii) effecting all registrations and filings required under this Agreement or Applicable Law. After the Closing, Seller and Purchaser shall use commercially reasonable efforts (at no cost or expense to such Party, other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) to further effect the transaction contemplated in this Agreement and to address any reasonable requests either may have in connection with any legal requirement, tax audit, tax return or other reporting obligations. This Section 7.8 shall survive the Closing.

Section 7.9 Re-Sale Number. At or prior to the Closing, as a condition to the Closing, Purchaser shall deliver its re-sale number to Seller in the form customarily used in each State in which any of the Real Property is located.

Section 7.10 Union Contract. As a condition of Closing: (i) Seller and/or Manager shall assign, and Purchaser shall cause Purchaser’s manager to, expressly assume from and after the Closing Date, in writing, pursuant to form of assignment and assumption of collective bargaining agreement reasonably acceptable to the parties hereto, each Union Contract and all liabilities and obligations thereunder whether arising prior to or subsequent to the Closing Date, including the obligation to contribute to all “multiemployer plans” as defined in Section 3(37) of ERISA (“Multiemployer Plans”) and employee benefit plans covered by the Union Contract, without modification, and Purchaser shall provide written notice to all applicable unions and benefit funds of such assumption concurrently with the Closing, and (ii) Purchaser and Seller shall take such other actions as are required by the Union Contract to effect an assignment and assumption in accordance with (i) above and the Union Contracts, including without limitation execution by Purchaser of a REIT “owner’s letter” in customary form (collectively, the “CBA Condition”). Concurrently with the signing of this Agreement, the parties agree that Purchaser has been informed of the terms of the Union Contracts with respect to the SF Property and Seller shall deliver any notice of such disclosure required under the Union Contracts with respect to the SF Property. Subject to the terms of the Union Contract, Seller shall cause Manager to give the applicable written notices of the sale of the Hotel pursuant to this Agreement and the identity of the parties hereto as contemplated by the Union Contract (i) prior to Closing with respect to any Union Contracts for the SF Hotel and (ii) prior to any public disclosure of the Agreement with respect to any Union Contracts for the Maui Hotel.

Section 7.11 Employment.

(a) As of the date hereof, and continuing hereafter (including from and after the Closing), Manager (or an Affiliate) is and will be the employer of the Employees, without cessation of employment, and Manager (or an Affiliate) shall credit the Employees’ original dates of hire. The pre-existing Employee Plans will continue in effect with respect to the Employees after the Closing, and from and after the Closing the Union Employees’ employment with Manager (or its Affiliate) shall be at salaries, wages and/or other compensation and with benefits equivalent to the salaries, wages and/or other compensation and benefits (including, without limitation, sick leave, vacation, health insurance and other pension and welfare benefits) that such Employees enjoy as of the day prior to the Closing, and in accordance with the applicable Union Contract.

(b) Subject to this Section 7.11 and Section 10.1, (i) Seller shall retain all liabilities and obligations in connection with any employment claims, charges or grievances by any Employees and Employee Plans, (except with respect to any assessment of, and/or underfunding related to, withdrawal liability by a multiemployer pension plan), in each case, to the extent accruing and/or resulting from events or occurrences prior to the Closing Date; and (ii) Purchaser shall assume all liabilities and obligations in connection with any employment claims, charges or grievances by any Employees and Employee Plans, in each case, to the extent accruing and/or resulting from events or occurrences on or after the Closing Date, and, with respect to Employee Plans, any liability or obligation related to any assessment of, and/or underfunding related to, withdrawal liability by a multiemployer pension plan, whether accruing or resulting from events or occurrences before or after the Closing Date.

(c) This Section 7.11 shall survive the Closing.

Section 7.12 Seller Agreement Contingency. Purchaser and Seller hereby agree the final form of the SF REA is attached hereto as Exhibit H. Purchaser agrees to cooperate with Seller to the extent any modifications to the SF REA are required prior to Closing by Seller’s tenant on the SF Adjacent Real Property or in order to reflect the factual or operational status of the SF Property and SF Adjacent Real Property as of the Effective Date. Seller shall use commercially reasonably efforts obtain the SF Partition. Purchaser acknowledges that Seller shall have the right to extend the closing with respect to the SF Property, or with respect to all Properties, until the Outside Closing Date (the “Seller Agreement Contingency”) by providing written notice to Purchaser and Escrow Agent prior to Closing in the event that the SF REA is not in agreed upon or in recordable form, or the SF Partition is not recorded prior the Closing. Notwithstanding the foregoing, if Seller receives any information at any time prior to the Outside Closing Date that the SF Partition will not be approved by the applicable Governmental Authority, Seller may elect to immediately terminate this Agreement with respect to the SF Property, in which case Escrow Agent shall promptly refund the Earnest Money to Purchaser with respect to the SF Property and Seller and Purchaser shall have no further rights or obligations under this Agreement with respect to the SF Property, except those which expressly survive such termination, including without limitation Purchaser’s satisfaction of its obligation under Section 4.1(c), 4.1(d), and 7.1(b).

Section 7.13 Purchaser’s Right to Audit. For the period of time commencing on the Effective Date and continuing through the first (1st) anniversary of the Closing Date, Seller shall, from time to time, upon reasonable advance notice from Purchaser, (a) make available to Purchaser and its representatives, agents and employees, at Purchaser’s sole cost and expense, all financial and other information pertaining to the period of Seller’s ownership and operation of the Property in Seller’s possession or control, which information is relevant and reasonably necessary, in the opinion of Purchaser’s outside, third party accountants (the “Purchaser’s Accountants”), to enable Purchaser and Purchaser’s Accountants to prepare financial statements in compliance with any or all of (i) Rule 3-05 of Regulation S-X of the Securities and Exchange Commission (the “Commission”), (ii) any other rule issued by the Commission and applicable to Purchaser or its Affiliates, and (iii) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Purchaser or its affiliates and (b) at Purchaser’s sole cost and expense, provide reasonable assistance to Purchaser and the Purchaser’s Accountants in completing such audits. Without limiting the generality of the foregoing, if reasonably requested by Purchaser, Seller shall deliver to Purchaser’s Accountants a customary representation letter in the form attached hereto as Exhibit E, signed by the individual(s) responsible for Seller’s financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required to assist the Purchaser’s Accountants in rendering an opinion on such financial statements in order to comply with clauses (a)(i), (ii) and (iii) above. Purchaser shall reimburse Seller for Seller’s out-of-pocket costs and expenses incurred in order to comply with this Section 7.13. This Section 7.13 shall survive the Closing.

Section 7.14 Coconut Point Access Agreements. Prior to Closing, Seller shall (i) not modify any of the Coconut Point Beach Access Agreements and the Coconut Point Golf Access Agreement, or waive or release any material liability or obligation thereunder in each case other than in the Ordinary Course of Business, including exercising any permitted extensions, and (ii) not terminate the Coconut Point Beach Access Agreements and the Coconut Point Golf Access Agreement. Prior to Closing, Seller shall request that the parties to the Coconut Point Beach Access Agreements and the Coconut Point Golf Access Agreement deliver to Purchaser executed estoppel certificates generally in the forms attached as Exhibit L with such document specific updates as reasonably appropriate (respectively, the “Coconut Point Beach Access Agreement Estoppel” and the “Coconut Point Golf Access Agreement Estoppel”); provided that the failure to obtain such estoppels shall not constitute a default by Seller nor shall receipt of such estoppels be a closing condition of this Agreement.

Section 7.15 Morimoto Lease. Prior to Closing, Seller shall (i) not modify the Morimoto Lease, or waive or release any material liability or obligation thereunder in each case other than in the Ordinary Course of Business, including exercising any permitted extensions and (ii) not terminate the Morimoto Lease. Prior to Closing, Seller shall request that Morimoto deliver to Purchaser an executed estoppel certificate in the forms attached as Exhibit K (the “Morimoto Estoppel”); provided that the failure to obtain such estoppel shall not constitute a default by Seller nor shall receipt of such estoppel be a closing condition of this Agreement.

Section 7.16 Maui Property. Prior to Closing, Seller shall (i) not modify the Maui Condo Documents, or waive or release any material liability or obligation thereunder in each case other than in the Ordinary Course of Business, including exercising any permitted extensions, and (ii) not terminate the Maui Condo Documents. Prior to Closing, Seller shall request that the Wailea Association and the Design Committee deliver to Purchaser an executed estoppel certificate generally in the form attached as Exhibit L with such document specific updates as reasonably appropriate (the “Wailea Association Estoppel”); provided that the failure to obtain such estoppel shall not constitute a default by Seller nor shall receipt of such estoppel be a closing condition of this Agreement.

Section 7.17 No Sales. Seller shall not sell, pledge, convey, remove or permit or suffer the removal of or offer to sell any portion of the Property, except for items sold, consumed, or made obsolete in the Ordinary Course of Business.

Section 7.18. Declaration Estoppels. Prior to Closing, Seller shall request that the applicable parties deliver to Purchaser (i) an executed estoppel certificate generally in the form attached as Exhibit L with such document specific updates as reasonably appropriate (a) with respect to (a) the Maui 1975 Declaration, (b) the Maui 1986 Declaration, and (c) Coconut Point Declaration; provided that the failure to obtain such estoppels shall not constitute a default by Seller nor shall receipt of such estoppel be a closing condition of this Agreement.

ARTICLE VIII

CONDITIONS PRECEDENT

Section 8.1 Conditions Precedent to the Obligations of Both Seller and Purchaser. The respective obligations of Seller and Purchaser to close the transaction contemplated under this Agreement are subject to the requirement at or prior to the Closing Date that no preliminary or permanent injunction or other order, decree or ruling shall have been issued by a court of competent jurisdiction or by any Governmental Authority, and no Applicable Law shall have been enacted (or passed which upon enactment), would make illegal or invalid or otherwise prevent the consummation of the transaction contemplated under this Agreement.

Section 8.2 Additional Conditions to Purchaser’s Obligations. Purchaser’s obligations to close the transactions contemplated under this Agreement also are subject to the satisfaction at or prior to the Closing of the following conditions precedent (the “Purchaser Closing Conditions”):

(a) Seller’s Deliveries. Seller shall have delivered to Purchaser or deposited with Escrow Agent in the Closing Escrow for the benefit of Purchaser, all of the Closing Documents and other items set forth in Section 9.3.

(b) Representations and Warranties. Each of Seller’s representations and warranties made in this Agreement shall be true in all material respects as of the Closing except where the failure of such representation or warranty would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the value of, title to or use, or operation of a Property, (as the same may be updated pursuant to Section 5.2) or unless such representation or warranty is made expressly as of another date, in which case it shall have been true and correct in all material respects as of such date.

(c) Covenants and Obligations. Seller shall have performed in all material respects all of its covenants and obligations under this Agreement except where the failure to perform such covenant would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the value of, title to or use or operation of a Property.

(d) Title Policy. The Title Company shall have committed to issue an owner’s title insurance policy for each Property to Purchaser (which may be in the form of a pro-forma title policy or a mark-up of the Title Commitment) in accordance with the Title Commitment, insuring Purchaser’s fee simple interest in the Real Property, other than Parcel 2 and Parcel 7 of the Coconut Point Real Property, as of the Closing Date, subject only to the Permitted Exceptions (individually and/or collectively as the context may require, the “Title Policy”).

(e) SF Property. With respect to the SF Hotel only, the SF Partition shall have been completed and the Seller Agreement Contingency shall be satisfied.

(f) CBA Condition. The CBA Conditions shall have been satisfied.

The Purchaser Closing Conditions are for the benefit of Purchaser, and Purchaser shall have the right to waive any of the Purchaser Closing Conditions at or prior to the Closing.

Section 8.3 Additional Conditions to Seller’s Obligations. Seller’s obligations to close the transactions contemplated under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions precedent (the “Seller Closing Conditions”):

(a) Receipt of the Purchase Price. Purchaser shall have paid the Purchase Price to Escrow Agent pursuant to Section 3.4, and Escrow Agent shall have disbursed the Purchase Price including the Earnest Money to Seller.

(b) Purchaser’s Deliveries. Purchaser shall have delivered to Seller or deposited with Escrow Agent in the Closing Escrow for the benefit of Seller, all of the Closing Documents and other items set forth in Section 9.4.

(c) Representations and Warranties. Each of the representations and warranties of Purchaser made in this Agreement shall be true and correct in all material respects as of the Closing (unless such representation or warranty is made expressly as of another date, in which case it shall have been true and correct in all material respects as of such date).

(d) Covenants and Obligations. Purchaser shall have performed in all material respects all of its covenants and obligations under this Agreement.

(e) Capital Fund. Purchaser shall have funded $50,000 into the Title Company for deposit into the Capital Fund (as defined in the New Management Agreement Documents) for each Property in the amount set forth on the Settlement Statement as required by the New Management Agreement Documents which amount shall be in addition to the Purchase Price.

(f) SF Property. With respect to the SF Hotel only, the SF Partition shall have been completed and the Seller Agreement Contingency shall be satisfied.

(g) CBA Condition. The CBA Condition shall have been satisfied.

(h) New Management Agreement Condition. Purchaser or its Affiliates shall have executed and delivered all documents required under and in the form required by that certain side letter with respect to the New Management Agreement dated as of the date hereof between Purchaser and Seller.

(i) Side Letter Condition. Purchaser or its Affiliates shall have executed and delivered all documents required under that certain side letter with respect to certain existing management agreements dated as of the date hereof between Purchaser and Seller.

The Seller Closing Conditions are for the benefit of Seller, and Seller shall have the right to waive any of the Seller Closing Conditions at or prior to the Closing.

Section 8.4 Frustration or Failure of Closing Conditions. Seller and Purchaser may not rely on the failure of the Seller Closing Conditions or Purchaser Closing Conditions, respectively, if such failure was caused by such Party’s failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur. If any condition set forth in Section 8.1, 8.2 or 8.3 is not satisfied or waived as of the Closing Date, then the Party to this Agreement whose obligations are conditioned upon the satisfaction of such condition, so long as such Party has acted in good faith and with due diligence in performing its obligations hereunder and cooperating with the other Party in its performance hereunder, may (a) if such failure of condition constitutes a default under this Agreement, pursue its remedies under Article XII, or (b) if such failure of condition does not constitute a default under this Agreement but results in, or is reasonably expected to result in a material adverse effect on the value of, title to or use or operation of a Property, terminate this Agreement by written notice delivered on or after the Closing Date with respect to such Property. Upon termination of this Agreement pursuant to this Section 8.4, subject to Article XII, Escrow Agent shall promptly refund the Earnest Money to Purchaser for the applicable Property upon Purchaser’s satisfaction of its obligations under Sections 4.1(c), 4.1(d) and 7.1(b) and Seller and Purchaser shall have no further rights or obligations under this Agreement except those that expressly survive termination, with respect to such Property. Notwithstanding the foregoing, if either Party has the right to terminate this Agreement with respect to a Property in accordance with this Section 8.4, Seller shall have the right to elect to terminate this Agreement with respect to the other Properties.

ARTICLE IX

CLOSING

Section 9.1 Closing Date. The closing of the transaction contemplated under this Agreement (the “Closing”) shall occur on March 22, 2018, subject to permitted adjustments as set forth in this Agreement, or such other date as agreed to in writing between Seller and Purchaser (the date on which the Closing occurs is referred to herein as the “Closing Date”), at the offices of Seller’s counsel or such other place as agreed to in writing between Seller and Purchaser; provided, however, in no event shall the Closing Date be later than (i) April 24, 2018, with respect to the Maui Property and the Coconut Point Property (the “Maui/Coconut Point Outside Closing Date”) or (ii) June 20, 2018 with respect to the SF

Property (the “SF Outside Closing Date”), unless otherwise agreed in writing by Seller and Purchaser. In accordance with Section 7.12 hereof, if the SF Partition has not occurred by the Closing Date, Seller shall have the option to elect to proceed to Closing with respect to the Maui Property and the Coconut Point Property and extend the Closing with respect to the SF Property only or to elect to extend the Closing with respect to all Properties, which extension may be (i) with respect to the Maui Property and the Coconut Point Property, until the Maui/Coconut Point Outside Closing Date, and (ii) with respect to the SF Property, until the SF Outside Closing Date. For the avoidance of doubt, if the SF Partition has not occurred by the Maui/Coconut Point Outside Closing Date, the parties shall proceed to Closing on the Maui Property and Coconut Point Property and Closing shall be extended up to the SF Outside Closing Date with respect to the SF Property. Upon receipt of the recorded SF Partition, Seller shall provide notice to Purchaser and the Closing shall occur five (5) Business Days following such notice, unless another date is agreed to in writing by Seller and Purchaser. Notwithstanding the foregoing and subject to satisfaction of the Purchaser Closing Conditions, Seller shall also have the right to accelerate the Closing for any or all of the Properties to a date that is five (5) Business Days after written notice from Seller; provided, however, in no event shall the Closing occur sooner than fourteen (14) days after the Effective Date, provided that such date may be extended (but not beyond the Maui/Coconut Point Outside Closing Date) if the liquor license at the Coconut Point Property has not yet been received. At any Closing for less than all of the Properties, none of the Earnest Money shall be applied and the full amount of the Earnest Money shall be held until the Closing of the final Property and applied as provided in this Agreement. Upon the Outside Closing Date, (i) if the SF Partition has not yet occurred but all closing conditions with respect to the Properties have otherwise been satisfied in accordance with this Agreement, the Parties shall proceed to Closing with respect to the Maui Property and the Coconut Point Property to the extent the Closing with respect to such properties has not yet occurred and either Party shall have the right to terminate this Agreement with respect to the SF Property, in which case Escrow Agent shall promptly refund the Earnest Money to Purchaser with respect to the SF Property and Seller and Purchaser shall have no further rights or obligations under this Agreement with respect to the SF Property, except those which expressly survive such termination, including without limitation Purchaser’s satisfaction of its obligation under Section 4.1(c), 4.1(d), and 7.1(b); or (ii) if all closing conditions with respect to the Properties have not been satisfied, either Party shall have the right to terminate this Agreement, in which case Escrow Agent shall promptly refund the Earnest Money to Purchaser and Seller and Purchaser shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, including without limitation Purchaser’s satisfaction of its obligation under Section 4.1(c), 4.1(d), and 7.1(b).

Section 9.2 Closing Escrow. The Closing shall take place by means of a so-called “New York-style” escrow (the “Closing Escrow”). On or prior to the Closing Date, Seller and Purchaser shall each enter into a closing escrow agreement with the Escrow Agent with respect to the Closing Escrow in form and substance reasonably acceptable to Seller, Purchaser and the Escrow Agent (each, a “Closing Escrow Agreement”) pursuant to which (i) all of the documents required to be delivered by Seller and Purchaser pursuant to this Agreement (the “Closing Documents”) shall be deposited with Escrow Agent; (ii) the balance of the Purchase Price to be paid by Purchaser pursuant to Section 3.4 shall be deposited with Escrow Agent; and (iii) at the Closing, the Closing Documents shall be delivered to Seller and Purchaser (as the case may be) and the Purchase Price and the Earnest Money shall be disbursed to Seller pursuant to the Closing Escrow Agreement. Immediately prior to the Closing, (x) the Restrictive Covenant shall be recorded in the land records in each State in which the Real Property is located for each Hotel; (y) a restrictive covenant in the form of Exhibit I with respect to Buildings B and C at the Maui Hotel shall be recorded in the land records in the State in which the Maui Real Property is located (the “Maui Hotel Buildings B and C Restrictive Covenant”); and (z) if not already recorded in connection with the SF Partition, the SF REA shall be recorded in the land records in the State in which the SF Real Property is located.

Section 9.3 Seller’s Deliveries. At or prior to the Closing, Seller shall deliver or cause to be delivered to the Escrow Agent in the Closing Escrow for the benefit of Purchaser all of the (i) documents, each of which shall have been duly executed by the applicable Seller and acknowledged (if required), and (ii) other items, set forth in this Section 9.3, as follows:

(a) A certificate re-making the representations and warranties set forth in Section 5.1 as of the Closing Date, subject to the limitations contained in Sections 4.3, 5.2, 5.3 and 8.2(b);

(b) (i) A limited warranty unit deed and assignment of reserved rights in the form of Exhibit A-1, conveying the Maui Real Property to Purchaser, (ii) a special warranty deed in the form of Exhibit A-2, conveying the Coconut Point Real Property to Purchaser and (iii) a grant deed in the form of Exhibit A-3, conveying the SF Real Property to Purchaser, in each case, subject only to the Permitted Exceptions;

(c) One (1) Bill of Sale for each Property in the form of Exhibit B, transferring the FF&E, Supplies, Attic Stock, F&B, Retail Merchandise and Accounts Receivable related to such Property to Purchaser, free and clear of all liens and encumbrances;

(d) One (1) Bill of Sale from an affiliate of SF Seller transferring the artwork subject to the Artwork Agreement;

(e) Two (2) counterparts of an Assignment and Assumption of Leases and Contracts for each Property in the form of Exhibit C, assigning the Tenant Leases, Equipment Leases, Construction Agreements, and Operating Agreements related to such Property to Purchaser, with the assumption by Purchaser of the liabilities and obligations thereunder from and after the Closing Date;

(f) Two (2) counterparts of a General Assignment and Assumption Agreement for each Property in the form of Exhibit D, assigning the Licenses and Permits, Intangible Property and Bookings, with the assumption by Purchaser of the liabilities and obligations thereunder from and after the Closing Date, as well as an assumption by Purchaser of any obligations with respect thereto;

(g) A written agreement for each Hotel between the applicable Seller and Manager terminating the Existing Management Agreement and all of Manager’s rights and obligations thereunder to manage or operate such Hotel;

(h) An ALTA owner’s affidavit and gap undertaking for each Property, in the form agreed to between Seller and the Title Company prior to Closing;

(i) City and County of San Francisco Transfer Tax Affidavit;

(j) Any other required real estate transfer tax declaration or similar documents required in connection with any property tax imposed by any Governmental Authority in connection with the transaction contemplated hereunder;

(k) A FIRPTA affidavit for each Property in the form set forth in the regulations under Section 1445 of the Code;

(l) To the extent not previously delivered to Purchaser, all originals (or copies if originals are not available) of the Leases, Contracts, Licenses and Permits, keys and lock combinations in Seller’s Possession, which shall be located at the Hotel on the Closing Date and deemed to be delivered to Purchaser upon delivery of possession of the Hotel;

(m) A HARPTA affidavit for the Maui Property in the form set forth in the regulations under Section 235-68 of the Hawaii Revised Statutes;

(n) The Settlement Statement prepared pursuant to Section 11.1;

(o) One (1) counterpart to the Restrictive Covenant for each Property;

(p) One (1) counterpart of the Maui Hotel Buildings B and C Restrictive Covenant;

(q) Two (2) counterparts of the New Management Agreement Documents for each Hotel, as applicable;

(r) Two (2) counterparts of the Artwork Agreement with respect to the purchase option related to certain artwork at the SF Property in the form attached as Exhibit J (the “Artwork Agreement”);

(s) Two (2) counterparts of a memorandum of the assignment of Coconut Point Access Agreements in recordable form to be agreed upon by Purchaser and Seller (the “Memo of Coconut Point Access Agreements”); and

(t) One (1) counterpart of the SF REA.

Section 9.4 Purchaser’s Deliveries. At the Closing, Purchaser shall deliver or cause to be delivered to the Escrow Agent in the Closing Escrow for the benefit of Seller all of the (i) documents, each of which shall have been duly executed by Purchaser and acknowledged (if required), and (ii) other items, set forth in this Section 9.4, as follows:

(a) A certificate re-making the representations and warranties set forth in Section 6.1 as of the Closing Date, subject to the limitations contained in Section 6.2;

(b) The Purchase Price to be paid by Purchaser pursuant to Section 3.4;

(c) A letter of direction to Escrow Agent directing Escrow Agent to disburse the Purchase Price and Earnest Money to Seller;

(d) One (1) or Two (2) counterparts, as applicable, of each of the documents and instruments to be delivered by Seller under Section 9.3 which require execution by Purchaser;

(e) Two (2) counterparts of the New Management Agreement Documents for each Hotel, as applicable;

(f) Two (2) counterparts of the Memo of Coconut Point Access Agreements;

(g) Two (2) counterparts of the Artwork Agreement;

(h) One (1) executed conveyance tax certificate Form P-64A for the Maui Property;

(i) One (1) executed Preliminary Change of Ownership Report to be filed with the County Recorder of San Francisco County;

(j) One (1) executed City and County of San Francisco Transfer Tax Affidavit; and

(k) Any other required real estate transfer tax declaration or similar documents required in connection with any property tax imposed by any Governmental Authority in connection with the transaction contemplated hereunder.

Section 9.5 Possession. Seller shall deliver the Property and possession of the Hotel to Purchaser upon the Closing, subject to the Permitted Exceptions.

Section 9.6 California Real Estate Withholding. Seller and Purchaser appoint Escrow Agent as the withholding agent for purposes of compliance with California Revenue and Taxation Code Section 18662. Prior to the close of the Closing Escrow, Seller will provide Escrow Agent with all information and documentation reasonably required to determine the amount, if any, to be withheld from the proceeds of the sale transaction contemplated herein for payment to the California Franchise Tax Board pursuant to said Revenue and Taxation Code Section, including California Form 593-C, as of close of the Closing Escrow.

ARTICLE X

PRORATIONS; ACCOUNTS RECEIVABLE; TRANSACTION COSTS

Section 10.1 Prorations. The items of revenue and expense with respect to the Hotel set forth in this Section 10.1 shall be prorated between Seller and Purchaser (the “Prorations”), using a 365 day year, as of 11:59 p.m. (Local Time) on the day preceding the Closing Date, or such other time expressly provided in this Section 10.1 (the “Cut-Off Time”), so that the Closing Date is a day of income and expense for Purchaser. Purchaser shall receive a credit for any items of expense in this Section 10.1 to the extent the same are accrued or due and payable but unpaid as of the Cut-Off Time in which case Purchaser shall be obligated to pay such expense, and Seller shall receive a credit for any of the items of expense in this Section 10.1 which have been paid prior to or at the Closing or will be paid by Seller after the Closing to the extent such payment relates to any period of time after the Cut-Off Time.

(a) Taxes. All Taxes, except as set forth in Section 10.3 of this Agreement, shall be prorated as of the Cut-Off Time between Purchaser and Seller on an accrual basis, regardless of when they are due and payable. If the amount of any such Taxes is not ascertainable on the Closing Date, the proration for such Taxes shall be based on the tax rates set forth in the most recent available bill and the latest assessed valuation of the Property; provided, however, that after the Closing, Seller and Purchaser shall reprorate the Taxes and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for the relevant taxable period. The obligations under this Section 10.1(a) shall survive the Closing.

(b) Tenant Leases. Any rents and other amounts prepaid under the Tenant Leases shall be prorated as of the Cut-Off Time between Purchaser and Seller. Purchaser shall receive a credit for all security deposits held by Seller under the Tenant Leases which are transferred to Purchaser, and Purchaser thereafter shall be obligated to refund or apply such deposits in accordance with the terms of such Tenant Leases. If any arrearage exists under any Lease (such arrearage, “Uncollected Rents”) as of the Closing Date, Purchaser agrees that any amounts collected on or after the Closing Date with respect to such Lease shall be received by Purchaser as trustee to be disbursed as follows: first, to Purchaser and Seller for the month during which the Closing occurs; second, to Purchaser all rentals or fees due from time to time from such tenants for periods after the month in which the Closing occurs through the date of collection of such rentals or fees in order to bring rentals or fees current for the periods after Closing; finally, the balance, if any, to Seller. Purchaser and Seller agree to remit forthwith to the other party the amount of such past due rentals, fees and charges to which the other party is entitled to pursuant to this Section 10.1(b). At the Closing, Seller shall furnish to Purchaser all information necessary for the billing of such past due rentals, fees and charges, provided, however, that Purchaser shall have no obligation to commence any actions or proceedings or to terminate any Lease to collect any such Uncollected Rents or to expend any funds in such collection efforts.

(c) Contracts. Any amounts prepaid, accrued or due and payable under the Contracts (other than for utilities which proration is addressed separately in Section 10.1(e)) shall be prorated as of the Cut-Off Time between Seller and Purchaser. Purchaser shall receive a credit for all deposits held by Seller under the Contracts which are transferred to Purchaser, and Purchaser thereafter shall be obligated to refund or apply such deposits in accordance with the terms of such Contracts. Seller shall receive a credit for all deposits made by Seller under the Contracts which are transferred to Purchaser or remain on deposit for the benefit of Purchaser.

(d) Licenses and Permits. All amounts prepaid, accrued or due and payable under any Licenses and Permits (other than utilities which are separately prorated under Section 10.1(e)) transferred to Purchaser shall be prorated as of the Cut-Off Time between Seller and Purchaser. Seller shall receive a credit for all deposits made by Seller under the Licenses and Permits which are transferred to Purchaser or which remain on deposit for the benefit of Purchaser.

(e) Utilities. All utility services shall be prorated as of the Cut-Off Time between Purchaser and Seller. To the extent possible, readings shall be obtained for all utilities as of the Cut-Off Time. If not possible, the cost of such utilities shall be prorated between Seller and Purchaser by estimating such cost on the basis of the most recent bill for such service; provided, however, that after the Closing, Seller and Purchaser shall reprorate the amount for such utilities and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for the relevant billing period. Seller shall receive a credit for all fuel stored at the Hotel based on Seller’s cost for such fuel. Seller shall receive a credit for all deposits transferred to Purchaser or which remain on deposit for the benefit of Purchaser with respect to such utility contracts, otherwise such deposits shall be refunded to Seller. The reproration obligation in this Section 10.1(e) shall survive the Closing.

(f) Deposits for Bookings. Purchaser shall receive a credit for all prepaid deposits for Bookings scheduled for accommodations or events on or after the Closing Date which Purchaser is obligated to honor pursuant to this Agreement, except to the extent such deposits are transferred to Purchaser.

(g) Property Held for Sale at the Hotel. Subject to Section 11.4 of this Agreement, Seller shall receive a credit for all Retail Merchandise and unopened boxes, crates and pallets of F&B based on Seller’s cost for such items. To the extent Seller is not permitted by Applicable Law to sell any alcoholic beverage inventories (including, without limitation, any opened alcoholic beverage containers), Seller shall be permitted to remove such items from the Property prior to the Closing without a reduction in the Purchase Price.

(h) Restaurants, Bars and Banquets. Seller shall close out the transactions in the restaurants and bars and any banquets in the Hotel that remain open after Cut-Off Time as of such time as such facilities are closed on the Closing Date and retain all monies collected as of such closing, and Purchaser shall be entitled to any monies collected from the restaurants and bars and any banquets thereafter.

(i) Vending Machines. Seller shall remove all monies from all vending machines, laundry machines, pay telephones and other coin-operated equipment as of the Cut-Off Time and shall retain all monies collected therefrom as of the Cut-Off Time, and Purchaser shall be entitled to any monies collected therefrom after the Cut-Off Time.

(j) Trade Payables. Except to the extent an adjustment or proration is made under another subsection of this Section 10.1, (i) Seller shall pay in full prior to the Closing all amounts payable to vendors or other suppliers of goods or services to the Hotel (the “Trade Payables”) which are due and payable as of the Closing Date for which goods or services have been delivered to the Hotel prior to the Closing, and (ii) Purchaser shall receive a credit for the amount of such Trade Payables which have accrued for goods or services which have been delivered to the Hotel prior to the Closing, but are not yet due and payable as of the Closing Date, and Purchaser shall pay all such Trade Payables accrued as of the Closing Date when such Trade Payables become due and payable up to the amount of such credit; provided, however, Seller and Purchaser shall reprorate the amount of credit for any Trade Payables and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for such goods or services. Seller shall receive a credit for all advance payments or deposits made with respect to FF&E, Supplies, Attic Stock, F&B and Retail Merchandise, which has been ordered, but not delivered to the Hotel prior to the Closing Date and Purchaser shall pay the amounts which become due and payable for such FF&E, Supplies, Attic Stock, F&B and Retail Merchandise which were ordered prior to the Closing. The reproration obligation in this Section 10.1(j) shall survive the Closing.

(k) Cash. Seller shall receive a credit for all cash on hand or on deposit in any house bank at the Hotel which shall be transferred to Purchaser.

(l) Attic Stock and Supplies. Seller shall receive no credit for Attic Stock or Supplies.

(m) Other Adjustments and Prorations. All other items of income and expense as are customarily adjusted or prorated upon the sale and purchase of a hotel property similar to the Hotel shall be adjusted and prorated between Seller and Purchaser accordingly, including any items included as current assets or liabilities not already addressed in Section 10.1.

(n) Employment Expenses. Seller shall be responsible for all wages, salaries, bonuses, benefits and other costs of employment of Employees payable or reimbursable to Manager pursuant to the Management Agreement with Seller relating to the period prior to the Cut-Off Time and Purchaser shall be responsible for all wages, salaries, bonuses, benefits and other costs of hiring and employment of Employees relating to the period after the Cut-Off Time pursuant to the New Management Agreement Documents between Purchaser and Manager to be executed and delivered at the Closing (with bonuses to accrue ratably over the applicable period based on Manager’s budget). At Closing, eighty-five hundred percent (85%) of all accrued vacation and one hundred percent (100%) of all earned vacation accrued by the Employees as of the Cut-Off Time shall be credited against the Purchase Price. Purchaser shall be entitled to a credit in the amount of $1,3000,000 for severance accrued in 2017 with respect to the termination of certain Employees at the SF Hotel which amount shall be credited upon the Closing of the SF Property.

(o) Permitted Exception Documents. All amounts prepaid, accrued or due and payable under the Maui Condo Documents, Coconut Point Access Agreement, Maui 1975 Declaration, Maui 1986 Declaration, Coconut Point Declaration, and any other documents under which assessments are paid by any Seller under any Permitted Exceptions shall be prorated as of the Cut-Off Time between Seller and Purchaser. Seller shall receive a credit for all prepayments made by Seller under the Maui Condo Documents, Coconut Point Access Agreement, Maui 1975 Declaration, Maui 1986 Declaration, Coconut Point Declaration, or any other documents under which assessments are paid by any Seller which apply to time periods after the Cut-Off Time.

Section 10.2 Accounts Receivable.

(a) Guest Ledger. At the Closing, Seller shall receive a credit in an amount equal to all amounts (or 50% thereof in the case of the final night’s room revenue), less credit card charges, travel company charges and similar commissions, charged to the Guest Ledger for all room nights up to and including the night during which the Cut-Off Time occurs and Purchaser shall be entitled to retain all deposits made and amounts collected for such Guest Ledger.

(b) Accounts Receivable (Other than Guest Ledger). At the Closing, Seller shall receive a credit for all Accounts Receivable that are less than ninety (90) days past due as of the Closing (other than the Guest Ledger which is addressed in Section 10.2(a)), net of commissions and credit card charges and discounted for uncollectible amounts based on the Hotel’s historic average, and Purchaser shall be entitled to all amounts collected for such Accounts Receivable.

Section 10.3 Transaction Costs.

(a) Seller’s Transaction Costs. In addition to the other costs and expenses to be paid by Seller set forth elsewhere in this Agreement, Seller shall pay for costs in connection with this transaction (i) the costs allocated to Seller as set forth on Schedule 10.3; (ii) the fees and expenses of its own attorneys and accountants; (iii) the fees and expenses of removing any Unpermitted Exceptions which Seller elects to remove pursuant to Section 4.2(d); (iv) the commission due to Broker; and (v) other costs which are the responsibility under Applicable Law for Seller to pay.

(b) Purchaser’s Transaction Costs. In addition to the other costs and expenses to be paid by Purchaser set forth elsewhere in this Agreement, Purchaser shall pay for the following costs in connection with this transaction: (i) the costs allocated to Purchaser as set forth on Schedule 10.3; (ii) the fees and expenses of its own attorneys and accountants; (iii) the fees and expenses incurred by Purchaser for Purchaser’s Inspectors or otherwise in connection with the Inspections; (iv) the cost of the Survey, any zoning report and any Phase I in each case obtained by Purchaser for each Property; and (v) other costs which are the responsibility under Applicable Law for Purchaser to pay.

(c) Other Transaction Costs. All other fees, costs and expenses not expressly addressed in this Section 10.3 or elsewhere in this Agreement shall be allocated between Seller and Purchaser in accordance with applicable local custom for similar transactions.

ARTICLE XI

TRANSITION PROCEDURES

Section 11.1 Settlement Statement. On or prior to the day prior to the Closing, Seller and Purchaser, through their respective employees, agents or representatives and KPMG (which shall be retained on behalf of both Seller and Purchaser to do the Prorations), jointly shall make such examinations, audits and inventories of the Property as may be necessary to make the adjustments and Prorations to the Purchase Price as set forth in Sections 10.1 and 10.2 or any other provisions of this Agreement. Based upon such examinations, audits and inventories, Seller and Purchaser shall jointly prepare prior to the Closing a settlement statement (the “Settlement Statement”), which shall set forth Seller’s and Purchaser’s best estimate of the amounts of the items to be adjusted and prorated under this Agreement (it being agreed that, at the election of any Party, there shall be separate statements for each Hotel). The Settlement Statement shall be approved and executed by Seller and Purchaser, and shall be binding and conclusive on Seller and Purchaser with respect to the items set forth in the Settlement Statement. Seller and Purchaser shall jointly prepare, as of the date that is ninety (90) days after the Closing Date, an updated Settlement Statement reflecting any items which should have been included in the Settlement Statement but were omitted therefrom or items which were incorrectly adjusted or prorated therein, and such items shall be adjusted and prorated in the same manner as if their existence or such error had been known at the time of the preparation of the Settlement Statement, and the Party in whose favor such original error or omission was made shall refund such difference to the other Party within five (5) Business Days of the completion of such updated Settlement Statement. Purchaser shall give Seller access to Purchaser’s books and records from and after the Closing Date for the purpose of making the adjustments contemplated by this Section 11.1. This Section 11.1 shall survive the Closing.

Section 11.2 Safe Deposit Boxes. Prior to the Closing, Seller shall notify, or cause Manager to notify, all guests or customers who are then using a safe deposit box at the Hotel advising them of the pending change in ownership and operation of the Hotel and requesting them to conduct an inventory and verify the contents of such safe deposit box. All inventories by such guests or customers shall be conducted under the joint supervision of representatives of Seller and Purchaser. Upon such inventory and verification, Seller shall deliver, or cause Manager to deliver, to Purchaser all keys, receipts and agreements for each such safe deposit box (and thereafter each such safe deposit box shall be deemed an “Inventoried Safe Deposit Box”), which, in the alternative and at the direction of Purchaser, may be retained by Manager pursuant to the New Management Agreement Documents. If the Closing does not occur on the Closing Date for any reason whatsoever, Purchaser immediately shall return all keys, receipts and agreements to Seller for such Inventoried Safe Deposit Boxes. Upon the Closing, Seller shall deliver to Purchaser all keys in Seller’s Possession for all safe deposit boxes not then in use, and a list of all safe deposit boxes which are then in use, but not yet inventoried by the depositor (the “Non-Inventoried Safe Deposit Boxes”), with the name and room number of such depositor. After the Closing, Seller and Purchaser shall make appropriate arrangements for guests and customers at the Hotel to inventory and verify the contents of the Non-Inventoried Safe Deposit Boxes, and upon such inventory and verification, Seller shall deliver to Purchaser all keys, receipts and agreements for such safe deposit box (and such safe deposit box thereafter shall constitute an Inventoried Safe Deposit Box). Purchaser shall be responsible for, and shall indemnify the Seller Indemnitees from and against any Losses incurred with respect to, any theft, loss or damage to the contents of any safe deposit box from and after the time such safe deposit box is deemed an Inventoried Safe Deposit Box pursuant to this Section 11.2. Seller shall be responsible for, and shall indemnify the Purchaser Indemnitees from and against any Losses incurred, with respect to, any theft, loss or damage to the contents of any safe deposit box prior to the time such safe deposit box is deemed an Inventoried Safe Deposit Box. This Section 11.2 shall survive the Closing.

Section 11.3 Baggage. On the Closing Date, representatives of Seller and Purchaser jointly shall make a written inventory of all baggage, boxes and similar items checked in or left in the care of Seller at the Hotel, and Seller shall deliver to Purchaser the keys to any secured area in which such baggage and other items are stored (the “Inventoried Baggage”), which, in the alternative and at the direction of Purchaser, may be retained by Manager pursuant to the New Management Agreement Documents. Purchaser shall be responsible for, and shall indemnify the Seller Indemnitees from and against any Losses incurred, with respect to any theft, loss or damage to any Inventoried Baggage from and after the time of such inventory, and any other baggage, boxes or similar items left in the care of Purchaser. Seller shall be responsible for, and shall indemnify the Purchaser Indemnitees from and against any Losses incurred, with respect to any theft, loss or damage to any Inventoried Baggage prior to the time of such inventory, and any other baggage, boxes or similar items left in the care of Seller. This Section 11.3 shall survive the Closing.

Section 11.4 Proprietary Property. After the Closing, the Proprietary Property and any other supplies and other personal property located at the Hotel, or any signs and fixtures identifying the Hotel, that bear any of the Protected Marks or Protected Names, shall (except for items that are damaged or obsolete and have been or will be replaced immediately pursuant to the terms of the New Management Agreement Documents) continue to be utilized by the Hotel pursuant to and subject to the terms of the applicable New Management Agreement Documents. This Section 11.4 shall survive the Closing.

ARTICLE XII

DEFAULT; FAILURE OF CLOSING CONDITIONS

Section 12.1 Seller’s Default. If (i) at any time prior to the Closing, Seller is in breach or default of any of its covenants or obligations under this Agreement that results in, or is reasonably expected to result in, a material adverse effect on the value of, title to or use, or operation of a Property, which default is not caused by a Purchaser Default (a “Seller Default”), or (ii) at the Closing, Seller has not satisfied the Purchaser Closing Conditions set forth in Sections 8.2(a) or 8.2(c), and Seller has not cured such Seller Default or Purchaser Closing Condition failure within ten (10) days after Seller’s receipt of written notice of such Seller Default or Purchase Closing Condition failure from Purchaser, then Purchaser, as its sole and exclusive remedies for such Seller Default, may elect to (i) terminate this Agreement with respect to the applicable Property affected by such Seller Default, in which case (A) Escrow Agent shall refund the Earnest Money with respect to the affected Property to Purchaser upon Purchaser’s satisfaction of its obligations under Sections 4.1(c), 4.1(d) and 7.1(b), (B) in the event of a willful and intentional Seller Default, Seller shall reimburse Purchaser for Purchaser’s out-of-pocket expenses incurred in connection with the transactions described in this Agreement, including legal fees and due diligence costs, not to exceed $250,000 in the aggregate, and (C) thereafter Seller and Purchaser shall have no further rights or obligations under this Agreement with respect to such Property, except those which expressly survive such termination; (ii) proceed to the Closing without any reduction in or setoff against the Purchase Price; or (iii) bring an action for specific performance; provided, however that any such action for specific performance shall be commenced no later than sixty (60) days after the date Purchaser becomes aware of the applicable Seller Default. If such action for specific performance is not timely commenced, Purchaser shall be deemed to have waived its right to bring an action for specific performance. Notwithstanding the foregoing, if Purchaser elects to terminate this Agreement under this Section 12.1 with respect to the applicable Property pursuant to this Section 12.1, Seller shall have the right, within ten (10) days of Purchaser’s election to terminate, to elect to terminate this Agreement with respect to the other Properties. Notwithstanding the foregoing, Seller shall not have the right to terminate with respect to the other Properties in connection with a termination right under this Section 12.1 if the Seller Default or failure of a closing condition only affected the Property for which Closing was terminated by Purchaser and Purchaser’s right of specific performance was not an enforceable remedy for such Seller Default or failure of a closing condition. If Seller fails, or is not permitted under this Agreement, to elect to terminate this Agreement with respect to all of the Properties, Seller shall be conclusively deemed to have elected to proceed to Closing with respect to the unaffected Properties.

Section 12.2 Purchaser’s Default. If (i) Purchaser has not deposited the Earnest Money within the time period provided in Section 3.3(a), (ii) at any time prior to the Closing, Purchaser is in material breach or default of its covenants or obligations under this Agreement, which breach or default is not caused by a Seller Default, or (iii) at the Closing, Purchaser has not satisfied any one or more Seller Closing Conditions to be satisfied by Purchaser at or prior to the Closing (each, a “Purchaser Default”), and Purchaser has not cured such Purchaser Default within ten (10) days after Purchaser’s receipt of written notice of such Purchaser Default from Seller, then Seller, as its sole and exclusive remedies, may elect to terminate this Agreement by providing written notice to Purchaser, in which case Purchaser shall cause Escrow Agent to disburse the Earnest Money to Seller within two (2) Business Days after such termination, and Seller and Purchaser shall have no further rights or obligations under this Agreement, except those which expressly survive such termination. Purchaser’s obligation to cause Escrow Agent to disburse the Earnest Money to Seller shall survive such termination. Notwithstanding the foregoing, Seller shall have the right to elect terminate this Agreement in accordance with Section 12.2 with respect to the applicable Property affected by such Purchaser Default or with respect to all Properties upon such Purchaser Default.

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SELLER AND PURCHASER AGREE THAT IF THIS AGREEMENT IS TERMINATED PURSUANT TO THIS SECTION 12.2, THE DAMAGES THAT SELLER WOULD SUSTAIN AS A RESULT OF SUCH TERMINATION WOULD BE DIFFICULT IF NOT IMPOSSIBLE TO ASCERTAIN. ACCORDINGLY, SELLER AND PURCHASER AGREE THAT SELLER SHALL RETAIN THE EARNEST MONEY AS FULL AND COMPLETE LIQUIDATED DAMAGES AND AS SELLER’S SOLE AND EXCLUSIVE REMEDY FOR SUCH TERMINATION; PROVIDED, HOWEVER, THAT SELLER SHALL RETAIN ALL RIGHTS AND REMEDIES UNDER THIS AGREEMENT WITH RESPECT TO THOSE OBLIGATIONS WHICH EXPRESSLY SURVIVE SUCH TERMINATION. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY (INCLUDING, WITHOUT LIMITATION, WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3389), BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER (INCLUDING, WITHOUT LIMITATION, PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677). IN FURTHER EVIDENCE OF THEIR AGREEMENT TO THIS LIQUIDATED DAMAGES PROVISION, SELLER AND PURCHASER HAVE INITIALED BELOW:

SELLER INITIALS:                                                  PURCHASER INITIALS:

ARTICLE XIII

CASUALTY; CONDEMNATION

Section 13.1 Casualty.

(a) Material Casualty. If the Property or any portion thereof is damaged or destroyed by fire or any other casualty prior to the Closing (a “Casualty”), Seller shall give written notice of such Casualty to Purchaser promptly after the occurrence of such Casualty. If the amount of the repair, restoration or replacement required by a Casualty equals or exceeds ten percent (10%) of the Purchase Price with respect to the applicable Property (a “Material Casualty”) and the Casualty was not caused by Purchaser or Purchaser’s Inspectors, or their respective employees or agents, then Purchaser shall have the right, in its sole discretion, to (i) terminate this Agreement with respect to the applicable Property affected by such Material Casualty, in which case Escrow Agent shall refund the Earnest Money with respect to the affected Property to Purchaser upon Purchaser’s satisfaction of its obligations under Sections 4.1(c), 4.1(d) and 7.1(b) and Seller and Purchaser shall have no further rights or obligations under this Agreement with respect to such Property, except those which expressly survive such termination, or (ii) proceed to the Closing, without terminating this Agreement, in which case Seller shall (A) credit the amount of the applicable insurance deductible against the Purchase Price, and (B) transfer and assign to Purchaser all of Seller’s right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by Seller with respect to the Hotel, except those proceeds allocable to lost profits for the period prior to the Closing. Purchaser shall make an election under this Section 13.1(a) by giving written notice to Seller on or before ten (10) Business Days after Seller’s delivery to Purchaser of written notice of such Casualty. If Purchaser fails to make an election under this Section 13.1(a) within such time period, Purchaser shall be conclusively deemed to have elected to proceed to the Closing pursuant to clause (ii) of this Section 13.1(a). If the Closing Date is scheduled to occur within Purchaser’s ten (10) day election period, the Closing Date shall be extended until the tenth (10th) day after the expiration of such ten (10) Business Day election period. Notwithstanding the foregoing, if Purchaser elects to terminate this Agreement under this Section 13.1(a) with respect to the applicable Property affected by such Material Casualty, Seller shall have the right, within ten (10) days of Purchaser’s election to terminate, to elect to terminate this Agreement with respect to the other Properties. If Seller fails to make an election within such time period, Seller shall be conclusively deemed to have elected to proceed to Closing with respect to the unaffected Properties.

(b) Non-Material Casualty. In the event of any (i) Casualty which is not a Material Casualty, or (ii) Material Casualty which is caused by Purchaser or Purchaser’s Inspectors, or their respective employees or agents, then Purchaser shall not have the right to terminate this Agreement, but shall proceed to the Closing, in which case Seller shall (A) credit the amount of the applicable insurance deductible against the Purchase Price (except if such Casualty is caused by Purchaser or Purchaser’s Inspectors), and (B) transfer and assign to Purchaser all of Seller’s right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by Seller with respect to the Hotel, except those proceeds allocable to lost profits for the period prior to the Closing.

Section 13.2 Condemnation.

(a) Material Condemnation. If the event of any actual or threatened condemnation or taking pursuant to the power of eminent domain of all or any portion of the Real Property, or any proposed sale in lieu thereof (a “Condemnation”), Seller shall give written notice of such Condemnation to Purchaser as soon as possible after Seller receives notice of such Condemnation. If the Condemnation would (i) result in the loss of more than ten percent (10%) of the Land or Improvements (computed on a square foot basis) of the applicable Property or (ii) result in any material reduction or restriction in access to the Land or Improvements of the applicable Property (a “Material Condemnation”), then Purchaser shall have the right, in its sole discretion, to (A) terminate this Agreement with respect to the applicable Property affected by such Material Condemnation, in which case Escrow Agent shall refund the Earnest Money with respect to the affected Property to Purchaser upon Purchaser’s satisfaction of its obligations under Sections 4.1(c), 4.1(d) and 7.1(b) and Seller and Purchaser shall have no further rights or obligations under this Agreement with respect to such Property, except those which expressly survive such termination, or (B) proceed to the Closing, without terminating this Agreement, in which case Seller shall assign to Purchaser all of Seller’s right, title and interest in all proceeds and awards from such Condemnation. Purchaser shall make an election under this Section 13.2(a) by giving written notice to Seller within ten (10) Business Days after Seller’s delivery to Purchaser of written notice of such Condemnation. If Purchaser fails to make an election under this Section 13.2(a) within such time period, Purchaser shall be conclusively deemed to have elected to proceed to the Closing pursuant to clause (B) of this Section 13.2(a). If the Closing Date is scheduled to occur within Purchaser’s ten (10) Business Day election period, the Closing Date shall be extended until the tenth (10th) day after the expiration of such ten (10) day election period. Notwithstanding the foregoing, if Purchaser elects to terminate this Agreement under this Section 13.2(a) with respect to the applicable Property affected by such Material Condemnation, Seller shall have the right, within ten (10) days of Purchaser’s election to terminate, to elect to terminate this Agreement with respect to the other Properties. If Seller fails to make an election within such time period, Seller shall be conclusively deemed to have elected to proceed to Closing with respect to the unaffected Properties.

(b) Non-Material Condemnation. In the event of any Condemnation of any Real Property other than a Material Condemnation, Purchaser shall not have the right to terminate this Agreement, but shall proceed to the Closing, in which case Seller shall assign to Purchaser all of Seller’s right, title and interest in all proceeds and awards from such Condemnation.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

Section 14.1 Notices.

(a) Method of Delivery. All notices, requests, demands and other communications (each, a “Notice”) required to be provided to the other Party pursuant to this Agreement shall be in writing and shall be delivered (i) in person, (ii) by certified U.S. mail, with postage prepaid and return receipt requested, (iii) by overnight courier service, or (iv) by e-mail, provided a copy is sent the same day by reputable overnight courier or is personally delivered in each case to the other Party to this Agreement at the following address (or to such other address as Seller or Purchaser may designate from time to time pursuant to Section 14.1(c)):

If to Seller:

c/o Hyatt Corporation

150 North Riverside Plaza

Chicago, Illinois 60606

Attn: Tiffany Leadbetter Donato

Email: tiffany.donato@hyatt.com

c/o Hyatt Corporation

150 North Riverside Plaza

Chicago, Illinois 60606

Attn: General Counsel

Email: margaret.egan@hyatt.com

With a further copy to:

Latham & Watkins LLP

330 N. Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Attn: Robert T. Buday

Email: robert.buday@lw.com

If to Purchaser:

c/o Host Hotels & Resorts, Inc.

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

Attn: Douglas W. Henry

Email: Doug.Henry@hosthotels.com

With a copy to:

c/o Host Hotels & Resorts, Inc.

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

Attn: Elizabeth Abdoo, Esq.

Email: Elizabeth.Abdoo@hosthotels.com

With a further copy to:

Arnold & Porter

601 Massachusetts Avenue, N.W.

Washington, D.C. 20001

Attn: Michael D. Goodwin, Esq.

Email: Michael.Goodwin@arnoldporter.com

(b) Receipt of Notices. All Notices sent by Seller or Purchaser (or their respective counsel pursuant to Section 14.1(d)) under this Agreement shall be deemed to have been received by the Party to whom such Notice is sent upon (i) delivery to the address of the recipient Party, provided that such delivery is made prior to 5:00 p.m. (Central Time) on a Business Day, otherwise the following Business Day, or (ii) the attempted delivery of such Notice if (A) such recipient Party refuses delivery of such Notice, or (B) such recipient Party is no longer at such address, and such recipient Party failed to provide the sending Party with its current address pursuant to Section 14.1(c).

(c) Change of Address. Seller and Purchaser and their respective counsel shall have the right to change their respective address for the purposes of this Section 14.1 by providing a Notice of such change in address as required under this Section 14.1(c).

(d) Delivery by Party’s Counsel. Seller and Purchaser agree that the attorney for such Party shall have the authority to deliver Notices on such Party’s behalf to the other Party hereto.

Section 14.2 Time is of the Essence. Time is of the essence of this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.

Section 14.3 Assignment. Purchaser shall not assign this Agreement or any interest therein to any Person, without the prior written consent of Seller, which consent may be withheld in Seller’s sole discretion. Notwithstanding the foregoing, Purchaser may assign the right to receive each Property at Closing under this Agreement to one or more Affiliates without Seller’s consent, provided such Affiliate shall assume in writing all of the obligations of Purchaser hereunder with respect to such Property (and Purchaser shall not be released from liability hereunder). No assignment of this Agreement by Purchaser shall relieve Purchaser of its obligations hereunder.

Section 14.4 Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors and permitted assigns pursuant to Sections 3.5 and 14.3. Except for any Purchaser Indemnitee or Seller Indemnitee to the extent such Purchaser Indemnitee or Seller Indemnitee is expressly granted certain rights of defense and indemnification in this Agreement and for any successors and permitted assigns pursuant to Sections 3.5 and 14.3, this Agreement shall not confer any rights or remedies upon any third party.

Section 14.5 Prevailing Party. If any litigation or other court action, arbitration or similar adjudicatory proceeding is sought, taken, instituted or brought by Seller or Purchaser to enforce its rights under this Agreement, all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, of the prevailing Party in such action, suit or proceeding shall be borne by the Party against whose interest the judgment or decision is rendered. This Section 14.5 shall survive the termination of this Agreement and the Closing.

Section 14.6 No Recordation. Neither this Agreement, nor any memorandum or other notice of this Agreement, shall be recorded without Seller’s prior written consent, which consent may be withheld in Seller’s sole discretion.

Section 14.7 Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:

(a) Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter.

(b) All references in this Agreement to particular articles, sections, subsections or clauses (whether in upper or lower case) are references to articles, sections, subsections or clauses of this Agreement. All references in this Agreement to particular exhibits or schedules (whether in upper or lower case) are references to the exhibits and schedules attached to this Agreement, unless otherwise expressly stated or clearly apparent from the context of such reference.

(c) The headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

(d) Each Party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular Party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

(e) The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms shall refer to this Agreement, and not solely to the provision in which such term is used.

(f) The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without limitation.”

Section 14.8 Governing Law; Severability; Venue. This Agreement shall be governed by the laws of the State of New York, without giving effect to any conflict of laws principles (other than section 5-1401 of the New York general obligations law) but subject to any mandatory requirements of the laws of the respective states in which each of the Hotels is located. If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected terms or provisions at any other time or in any other jurisdiction. Any court proceeding with respect to any matter arising from or in connection with this Agreement shall be conducted in the State or Federal courts located in New York, New York, or in the jurisdiction in which each Property is located for the applicable Property solely to the extent the laws of such states require any action to be conducted in such jurisdiction, and Purchaser and Seller hereby submit to such jurisdiction and consent to venue in such courts, and waive any defense based on forum non conveniens.

Section 14.9 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW FROM TIME TO TIME, SELLER AND PURCHASER HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN ANY LITIGATION OR OTHER COURT PROCEEDING BY EITHER PARTY AGAINST THE OTHER PARTY WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT.

Section 14.10 Recitals, Exhibits and Schedules. The recitals to this Agreement, and all exhibits and schedules (as amended and supplemented from time to time pursuant to Section 5.2) referred to in this Agreement are incorporated herein by such reference and made a part of this Agreement. Any matter disclosed in any schedule to this Agreement shall be deemed to be incorporated in all other schedules to this Agreement.

Section 14.11 Entire Agreement; Amendments to Agreement. This Agreement sets forth the entire understanding and agreement of the Parties hereto, and shall supersede any other agreements and understandings (written or oral) between Seller and Purchaser on or prior to the date of this Agreement with respect to the transaction contemplated in this Agreement. No amendment or modification to any terms of this Agreement (other than amendments and supplements to the schedules made by Seller pursuant to Section 5.2), or cancellation of this Agreement, shall be valid unless in writing and executed and delivered by Seller and Purchaser.

Section 14.12 Facsimile or Electronic Transmission; Counterparts. Seller and Purchaser may deliver executed signature pages to this Agreement by facsimile or electronic transmission to the other Party, which facsimile or electronic copy shall be deemed to be an original executed signature page; provided, however, that such Party shall deliver an original signature page to the other Party promptly thereafter. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.

Section 14.13 Several and Not Joint. All representations, warranties, covenants and agreements made by Maui Seller, Coconut Point Seller and SF Seller, or by “Seller”, in this Agreement are made severally by Maui Seller, Coconut Point Seller and SF Seller (as applicable), and not jointly. Notwithstanding the foregoing, subject to the provisions of Section 5.5, Coconut Point Seller shall be liable for any post-closing claim related to a breach of representations, warranties, covenants or agreements of each Seller hereunder.

Section 14.14 Radon Notification. Pursuant to Florida Statutes Section 404.056(5), Seller hereby makes, and Purchaser hereby acknowledges, the following notification:

RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

Section 14.15 Waiver of Special Damages. Notwithstanding anything to the contrary herein, each Party hereby waives it rights to recover from the other Party, and the definition of Losses shall not include, any special, punitive, exemplary, incidental, indirect or consequential damages.

Section 14.16 Survival. All of the provisions of this Article XIV shall survive the Closing.

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Signatures on following pages]

IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed in their names by their respective duly authorized officers or representatives.

SELLER:

WAILEA HOTEL & BEACH RESORT, L.L.C., a Delaware limited liability company

By: Wailea Hotel Holdings, L.L.C., its Sole Member

By: Hyatt Corporation, a Delaware corporation, its Managing Member

By: /s/ Bradley O’Bryan Name: Bradley O’Bryan Title: Senior Vice President and Treasurer

HYATT EQUITIES, LLC,
a Delaware limited liability company

By:	/s/ Bradley O’Bryan
Name: Bradley O’Bryan
Title: Vice President

GRAND HYATT SF, L.L.C.,
a Delaware limited liability company

By:	/s/ Bradley O’Bryan
Name: Bradley O’Bryan
Title: Vice President, Treasurer

[Signature Page to Purchase and Sale Agreement- Hyatt Portfolio]

PURCHASER:

HOST HOTELS & RESORTS, L.P.,
a Delaware limited partnership

By: Host Hotels & Resorts, Inc.,
its general partner

By:	/s/ Nathan S. Tyrrell
Name: Nathan S. Tyrrell
Title: Executive Vice President